As filed with the Securities and Exchange Commission on March 16, 2016

Registration No. 333-______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MOXIAN, INC.
(Exact name of registrant as specified in its charter)

Nevada	7370	27-3729742
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

Block A, 9/F, Union Plaza
5022 Binjiang Avenue
Futian District Shenzhen City, Guangdong Province, China
+86 (0)755-66803251

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

228 Park Ave South, #82217

New York, NY 10003

(U.S. correspondence address of registrant)

VCorp Services, LLC
25 Robert Pitt Dr #204,
Monsey, NY 10952
(845) 425-0077
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum
Lawrence Venick

Tahra Wright

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
(212) 407-4000
Fax: (212) 937-3943

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, $0.001 par value	$57,500,000	$5,790.25
Underwriter Warrants (4)	$-	$-
Common Stock Underlying Underwriter Warrants (5)	$1,200,000	$120.84
Total	$58,700,000	$5,911.09

(1)          Includes the aggregate offering price of Common Stock that may be issued upon exercise of a 60-day option granted to the underwriters to cover over-allotments, if any.

(2)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)          Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price, including the offering price of warrants to be issued to the underwriters and common stock underlying such warrants.

(4)          No fee is required pursuant to Rule 457(g) under the Securities Act. Resales of the underwriter warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act are registered hereby

(5)          Resales of shares of common stock issuable upon exercise of the underwriter warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act are also registered hereby.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Preliminary Prospectus dated March 16, 2016

MOXIAN, INC.

[●] shares of common stock

Moxian, Inc. is offering _______ shares of common stock, par value $0.001 per share. We are a reporting company under Section 13(a) of the Securities Exchange Act of 1934, as amended. Our common stock is currently quoted on the OTCQB Marketplace (the “OTCQB”) under the symbol “MOXC.” On [●], 2016, the last reported closing bid price of our common stock was $[●] per share. There is a limited public trading market for our common stock. We plan to apply to list our common stock on the NYSE MKT under the symbol “MOXC.”

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors beginning on page 6 of this prospectus before purchasing shares of our common stock.

		Price to Public		Total
Public Offering Price Per Share	$		$
Underwriting discounts and commissions (1)	$		$
Proceeds to Moxian (before expenses)

(1)	Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering, including the over-allotment option, payable to [●], the representative of the underwriters. See “Underwriting” beginning on page 54 of this prospectus for additional information regarding total underwriter compensation.

In addition to the underwriting discounts and commissions listed above and the non-accountable expense allowance described in the footnote, we have agreed to issue to [●] warrants, exercisable commencing one year after the effective date of the registration statement of which this prospectus forms a part, and exercisable for a period of five years thereafter, to purchase shares of common stock equal to 2% of the total number of shares sold in this offering but not including shares sold pursuant to the over-allotment option, at a per share price equal to 120% of the public offering price (the “Underwriters’ Warrants”). The registration statement of which this prospectus is a part also covers the Underwriters’ Warrants and the shares of Class A common stock issuable upon the exercise thereof. For additional information regarding our arrangement with the underwriters, please see “Underwriting” beginning on page 54.

We have granted a 60-day option to the underwriters to purchase from us an additional [●] shares of our common stock at the public offering price, less the underwriting discount, to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on            , 2016.

[●]

The date of this prospectus is             , 2016

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or any supplement or amendment hereto.  We and the underwriters have not authorized any person to provide you with different information.  We and the underwriters are not offering to sell, or seeking an offer to buy, our common stock or warrants in any jurisdiction where such offer or sale is not permitted.  You should assume that the information contained in this prospectus and any supplement or amendment hereto is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock or warrants. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise indicates, all references in this prospectus to

●	“Moxian,” “we,” “us,” “our” and the “Company,” refer to Moxian, Inc. and its consolidated subsidiaries and variable interest entities;

●	“Moxian CN Samoa” refers to Moxian CN Group Limited;

●	“Moxian IP Samoa” refers to Moxian Intellectual Property Limited;

●	“Moxian BVI” refers to Moxian Group Limited;

●	“Moxian HK” refers to Moxian (Hong Kong) Limited;

●	“Moxian Shenzhen” refers to Moxian Technologies (Shenzhen) Co., Ltd.;

●	“Moxian Beijing” refers to Moxian Technologies (Beijing) Co., Ltd.;

●	“Moxian Malaysia” refers to Moxian Malaysia SDN BHD;

●	“Moyi” refers to Shenzhen Moyi Technologies Co. Ltd.;

Unless otherwise noted, all currency figures in this filing are in U.S. dollars. References to “yuan” or “RMB” are to the Chinese yuan (also known as the renminbi). References to “RM” are to the Malaysian Ringgit.

SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus before investing in our common stock. Unless the context requires otherwise, the words “we,” “the Company,” “us,” and “our” and refer to Moxian, Inc., our subsidiaries and consolidated entities. “China” and the “PRC” refer to the People’s Republic of China. This prospectus assumes the over-allotment option of the underwriters has not been exercised, unless otherwise indicated.

Overview

We are in the O2O (“Online-to-Offline”) business. With respect to our business, O2O means providing an online platform for small and medium sized enterprises (“SMEs”) with brick and mortar businesses that allows them to conduct business, interact with existing customers and obtain new customers online. We refer to our customers as “Merchant Clients” and we use the term “Users,” to refer to those existing and potential customers of our Merchant Clients who use our mobile application and platform. Through the features, products and services offered in our platform, we seek to create interaction between Users and Merchant Clients, which allows Merchant Clients to study consumer behavior. Our platform has five main components and allows Merchant Clients to conduct targeted advertising campaigns and promotions, which we believe are effective because they are geared to the customers that a Merchant Client wishes to attract. Our platform is also designed and built to encourage Users to return and refer new Users, each of which is a potential customer for our Merchant Clients.

The Platform

“Moxian+” is an App that caters to SMEs that wish to promote services and products offered at their brick and mortar stores through social media. The application connects Users to Merchant Clients through games, rewards and social events that they enjoy and in return, Users provide valuable information such as nickname, gender, birthdate, age, career, hometown, school and residential area that our Merchant Clients can use to market their products and services effectively.

We have two different mobile applications, one for individual Users, referred to as the Moxian+ User App, and one for our Merchant Clients, referred to as the Moxian+ Business App. The apps connect to each other to form a symbiotic relationship that provides Users with entertainment and social interaction while the Merchant Clients get the chance to advertise products and services.

Merchant Clients can choose between a free or paid account. With a free account, Merchant Clients get a “Do It Yourself” webpage and can add different modules into their account, including the address and phone number of the business, as well as list up to five products. When a Merchant Client purchases one of our subscription packages they get access to a number of robust add-on features including, the ability to manage social relationships and target marketing, as well as other features. Our subscription packages range from a free account to a paid subscription of $2,000 per year.

Our individual Users, also called “MO-Pals,” can download the Moxian+ User App free-of-charge on their Android or iOS smartphone. Users provide basic information to sign up for an account and then can invite friends and family members to join Moxian+, search and join different interest groups and participate in social media such as sharing activities, stories, photos and videos. They can also send micro-blog messages, play online games in Moxian+’s game center, and earn MO-Coins, a virtual currency similar to credit card reward points, just to name a few of the features.

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There are five main components to the Moxian+ platform, which we believe provide the most robust and beneficial experience for both the Merchant Clients and the Users. These components form the Moxian+ backend.

(1)          Social Media Engine - allows users to connect with each other, discover new friends, share interests, swap media and many other things. It also allows merchants to reach individual users.

(2)          E-commerce features – Merchant Clients are able to conduct business by posting products, offering coupons and advertising sales as well as creating events and blogs. Users can also order products at the Merchant Clients’ online shops for express delivery.

(3)           Rewards - Users can obtain MO-Points when they shop online, which allow them to play games on our platform or engage in other activities sponsored by Merchant Clients and MO-Points that can either be redeemed at Merchant Clients’ online shops, or can be redeemed for MO-Coins which are virtual currency that can be used at any Merchant Client’s physical store location.

(4)           Game Development –allows Users to play games to earn MO-Points and MO-Coins and other rewards which may be specific to a certain Merchant Client.

(5)           Data Analytics – provides reports on consumer behaviors to each Merchant Client to help them better design their promotions and reach their target audience.

Our Strategy

We use two benchmarks to measure growth: (1) number of users and (2) number of merchants.

Our success depends upon signing up paid Merchant Clients. The Merchant Clients, in turn, help to build up our base of users by encouraging their customers to download our User App, with the incentives of MO-Points and MO-Coins provided by us. Meanwhile, in order to attract more Merchant Clients, we also need to have an established base of Users. Therefore, we are currently making efforts to sign up more Merchant Clients, as well as attempting to get more Users to download our User App. We are initially marketing towards merchants in Shenzhen, China, where we launched Moxian version 1.0.

With only our beta testing completed, we signed 30,000 Merchant Clients to the Moxian version 1.0. We are currently targeting these same merchants for Moxian+ and we are working on expanding the User base. In order to expand our number of merchants we have a sales force of 20 people based in Shenzhen, China and recently opened an office in Beijing. By the end of 2016, we aim to have a 100 member sales force in Shenzhen and Beijing. In addition, we are scheduling seasonal sales events to promote our products and services to merchants and users. During 2016, we also plan to utilize third party distributors with an existing base of merchants to market our products and expand into major cities, such as Guanzhou and Shanghai.

Competitive Strengths

Major providers of social network platforms have the advantage of an existing user base, Moxian’s platform offers social media features that enable us to stand out among the competition. Other major social networking platforms usually focus on personal photo sharing, video sharing, chatting, micro-blogging, following others’ online activities, rating and commenting on products and services. Moxian’s platforms offers Merchant Clients (i) individual promotion pages, (ii) local event programs for their customer Users, (iii) location-based promotion information, (iv) mobile chat applications, (v) give-away prizes for the Users, (vi) advertising opportunities on Moxian’s social pages, (vii) a social customer relationship management system, (viii) a loyalty program by the use of MO-Points and MO-Coins, and (ix) customized online games to promote merchants’ brands and group sales promotions. By establishing our Merchant Client base, we believe that we will be able acquire Users.

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Risk Related to Our Business

●	Our ability to implement our business strategy is subject to numerous risks and uncertainties that you should be aware of before making an investment decision. As a technology company, we face many risks inherent in our business and our industry generally. You should carefully consider all of the information set forth in this prospectus and, in particular, the information under the heading “Risk Factors,” prior to making an investment in our common stock. These risks include, among others, the following: we cannot ensure that we have properly registered our intellectual property, or that it has been registered in certain jurisdictions where we do business;

●	If the PRC government does not agree that our contractual arrangement with Shenzhen Moyi Technologies Co Ltd. complies with PRC laws, rules and regulations we could face severe penalties;

●	Moxian Shenzhen’s contractual arrangements may not be as effective in providing control over Moyi as direct ownership, and any failure by Moyi and its shareholders to perform their obligations under contractual arrangements would have material and adverse effects on our business;

●	Loss of or failure to obtain any license or permit necessary or desirable in the operation of our business could have a material adverse effect on our business and results of operations;

●	If we fail to stay current with new smart phone and mobile device technologies our apps could become obsolete;

●	We are planning on using Moxian virtual currency to conduct substantially all of the payment processing on our platform. The virtual currency business is highly regulated, and it is subject to a range of risks. If our virtual currency is limited or restricted in any way or becomes unavailable to us for any reason, our business may be materially and adversely affected;

●	If the growth rate of the Chinese economy continues to slow down, the demand for products sold by our Merchant Clients may also slow down;

●	The cross-border online shopping market in China is continuing to grow and may become a new competitor to the Chinese consumer goods market;

●	We compete with other IT companies which can develop similar technologies and online-to-offline application to identify consumer behaviors; and

●	If China adopts privacy laws they may impact our ability to provide our current data analytics features to Merchant Clients or to develop new uses for such data analytics.

Our Corporate Information

We were incorporated on October 12, 2010 in the State of Nevada. Our principal executive offices are located at Block A, 9/F, Union Plaza, 5022 Binjiang Avenue, Futian District, Shenzhen City, Guangdong Province, China. Our telephone number is +86 (0)755-66803251. We maintain a website at www.moxian.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

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THE OFFERING

Common stock being offered	[●] shares

Shares of Common stock outstanding before this offering	[●] shares

Shares of Common stock outstanding after this offering	[●] shares

Over-allotment option	We have granted a 60-day option to the underwriters the option, exercisable one or more times in whole or in part, to purchase up to an additional [●] shares of common stock.

Use of Proceeds	We intend to use the net proceeds from this offering for expansion of our business in China and throughout Asia, working capital and other general corporate purposes.

Proposed NYSE MKT trading symbol	“MOXC”

Risk Factors	The securities offered by this prospectus are speculative and involve a high degree of risk and investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

Lock-up agreements	We, our directors and executive officers and beneficial holders of two percent or more of our common stock have agreed with the underwriters not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities for a period of twelve months. See “Underwriting” for more information

The number of shares of our common stock to be outstanding after this offering is based on the number of shares outstanding as of December 31, 2015. Unless otherwise noted, the information in this prospectus assumes that the underwriters do not exercise their over-allotment option.

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 SUMMARY FINANCIAL AND OTHER DATA

The following tables set forth our summary historical financial data for the periods presented. The following summary financial data for the years ended September 30, 2014 and 2015 are derived from our audited financial statements appearing elsewhere in this prospectus. The following summary financial data for the three-month periods ended December 31, 2014 and 2015 and the selected balance sheet data as of December 31, 2015 are derived from our unaudited financial statements appearing elsewhere in this prospectus.

This summary financial data should be read together with the historical financial statements and related notes to those statements, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are included elsewhere in this prospectus.

	Year Ended September 30,		Three Months Ended December 31,
	2015	2014	2015	2014

Statements of Operations Data:
Total Revenue	$83,870	$56,122	$5,584	$45,505
Loss from Operations	$(6,228,513)	$(4,815,241)	$(2,809,532)	$(987,272)
Loss before Income Tax	$(6,226,255)	$(4,791,342)	$(2,807,147)	$(987,261)
Net Loss	$(6,173,646)	$(4,791,342)	(2,804,228)	$(987,261)
Basic and diluted loss per common share	$(0.03)	$(0.02)	$(0.01)	$(0.00)

The following table presents our summary balance sheet data:

●	on an actual basis as of December 31, 2015; and

●	on a pro forma as adjusted basis to give further effect to our sale of [●] shares of common stock in this offering at the public offering price of $[●] per unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

	As of December 31, 2015
	Actual	Pro, Forma, as adjusted
	(unaudited)	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$1,249,611	$
Prepayments, deposits and other receivables	752,530
Total Current Assets	36,546
Total Assets	11,595,646
Total Current Liabilities	8,789,345
Total Liabilities	8,789,345
Total Stockholders’ equity	2,806,301

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RISK FACTORS

You should carefully consider the risks described below and elsewhere in this report, which could materially and adversely affect our business, results of operations or financial condition. Our business faces significant risks and the risks described below may not be the only risks we face. Additional risks not presently known to us or that we currently believe are immaterial may materially affect our business, results of operations, or financial condition. If any of these risks occur, the trading price of our common stock could decline and you may lose all or part of your investment.

Risk relating to our Business and Industry;

If we fail to stay current with new smart phone and mobile device technologies our apps could become obsolete

Smartphone and mobile devices are evolving rapidly. We incur significant costs for research and development not only for the creation of new products, but also for ensuring that our current products will be compatible with new technologies. If our research and development team fails to upgrade our products to stay current with new technologies, our apps could become obsolete, which could result in a material adverse impact on our business and results of operations.

If the use our Mo-Coins becomes restricted or unavailable, our business may be materially and adversely affected.

We are planning to use Moxian virtual currency to conduct substantially all of the payment processing on our platform. We track the User behaviors by the usage of Mo-Coins. If the use of virtual currency is limited or restricted in any way or becomes unavailable to us for any reason, the accuracy of our User behavior data may be comprised, and our business could be therefore materially and adversely affected.

The cross-border online shopping market in China is continuing to grow and may become a new competitor to the Chinese consumer goods market.

Currently, all of our Merchant Clients are located in China. As access to cross-border online shopping is made available in China, Chinese consumers may begin to purchase goods outside of China and as a result, the demand for products by Chinese merchants may decline.

We compete with other IT companies which can develop similar technologies and online-to-offline applciations to identify consumer behavior.

We are not the only company that analyzes consumer behavior and provides such data to clients. There are other companies that have similar technology or are developing superior technology that can be used in the same or more advantageous ways. We cannot assure you that the market will not become saturated with similar applications, or that our research and development efforts will give us an advantage over these other companies. We rely on our marketing efforts to sell our application and platform over our competitors, but if we are not successful in such efforts our business and results of operations could be significantly harmed.

We depend on our key executives, and our business and growth may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our key executives. In particular, we are highly dependent upon Mr. Tan Meng Dong, James, our chairman, chief executive officer and president, who has established relationships within the industries we operate. If we lose the services of one or more of our current executive officers, we may not be able to replace them readily, if at all, with suitable or qualified candidates, and may incur additional expenses to recruit and retain new officers with industry experience similar to our current officers, which could severely disrupt our business and growth. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our suppliers or customers. Furthermore, as we expect to continue to expand our operations and develop new products, we will need to continue attracting and retaining experienced management and key research and development personnel.

Competition for qualified candidates could cause us to offer higher compensation and other benefits in order to attract and retain them, which could have a material adverse effect on our financial condition and results of operations. We may also be unable to attract or retain the personnel necessary to achieve our business objectives, and any failure in this regard could severely disrupt our business and growth.

The technology behind our products contains important trade secrets and know-how, and our ability to compete could be harmed if any such trade secrets and know-how are disclosed to third parties by our engineer.

We regard our trademarks, patents, copyrights and other intellectual property as critical to our success. In particular, we have spent a significant amount of time and resources in developing Moxian+ and our ability to protect our proprietary rights in connection with our platform and apps is critical for the success of our features and services and our overall financial performance. We expect to apply for additional patents, copyrights and trademarks as we continue the development of our platform. However, we cannot assure you that our measures will be sufficient to protect our proprietary information and intellectual property. Implementation of intellectual property laws in China has historically been lacking, primarily because of ambiguities in the laws and difficulties in enforcement.

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We may be subject to intellectual property rights disputes, which could adversely affect our business, results of operations and financial condition.

We could face infringement claims from our competitors or others alleging that our methods, processes or products infringe on their proprietary technologies. If we are found to be infringing on the proprietary technology of others, we may be liable for damages, and we may be required to make changes, to redesign our products partially or completely, to pay to use the technology of others or to stop using certain technologies or producing the alleged infringing product(s) entirely. Even if we ultimately prevail in an infringement suit, the existence of the suit could prompt our Merchant Clients and Users to switch to products that are not the subject of infringement suits. We may not prevail in any intellectual property litigation and such litigation may result in significant legal costs or otherwise impede our ability to market our services.

We cannot ensure that we have properly registered our intellectual property, or that it has been registered in certain jurisdictions where we do business.

Some of our technologies are not covered by any patent or patent application and, even if a patent application has been filed, it may not result in an issued patent. If patents are issued to us, those patents may not provide meaningful protection against competitors or against competitive technologies. In addition, upon the expiration of patents issued to us, we will be unable to prevent our competitors from using or introducing products using the formerly-patented technology. As a result, we may be faced with increased competition and our results of operations may be adversely affected. We cannot assure you that our intellectual property rights will not be challenged, invalidated, circumvented or rendered unenforceable.

Third parties may infringe upon our intellectual property rights which the result of damage to our business reputation.

Protection of our methods and technology is important to our business. We generally rely on a combination of the patent, trade secret, trademark and copyright laws of the PRC, the U.S. and Hong Kong as well as licenses and nondisclosure and confidentiality agreements, to protect our intellectual property rights. The patent, trademark, copyright and trade secret laws of some countries, though, including the PRC and Hong Kong, may not protect our intellectual property rights to the same extent as the laws of the U.S.

Failure to protect our intellectual property rights may result in the loss of valuable proprietary technologies. Even with safeguards in place, it may be possible for third parties to obtain and use our intellectual property without authorization. The unauthorized use of intellectual property is widespread in China, and enforcement of intellectual property rights by Chinese regulatory agencies is inconsistent. Moreover, litigation may be necessary in the future to enforce our intellectual property rights. Future litigation could result in substantial costs and diversion of our management’s attention and resources and could disrupt our business. If we are unable to enforce our intellectual property rights, it could have a material adverse effect on our financial condition and results of operations. Given the relative unpredictability of China’s legal system and potential difficulties enforcing a court judgment in China, we may be unable to halt the unauthorized use of our intellectual property through litigation. Failure to adequately protect our intellectual property could materially adversely affect our competitive position, our ability to attract students and our results of operations.

If China adopts privacy laws, they may impact our ability to provide our current data analytics features to Merchant Clients or to develop new uses for such data analytics.

We use our User data to develop an analysis software. Such data primarily comes from User conversations in our chat room and the personal information supplied when they register to use the app. This data can be analyzed and converted into useful information for us and our Merchant Clients only when we possess a large amount of accurate data. The research process may be deemed to violate the privacy of our Users. Currently, there are no PRC privacy laws governing how such data may be compiled, analyzed or used. If a law is adopted that imposes restrictions on our ability to conduct the analysis and promote data analytics to our Merchant Clients and to develop new products based on such data, our sales and results of operations could be materially adversely affected.

If the chops of our subsidiaries and VIEs in China are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of those entities could be severely and adversely compromised.

In China, a company chop or seal serves as the legal representation of the company towards third parties even when unaccompanied by a signature. Each legally registered company in China is required to have a company chop, which must be registered with the local Public Security Bureau. Our company chops, or chops, are kept securely at our President’s Office under the direction of Chief Executive Officer at the headquarters level or held securely by personnel designated and approved by the General Manager or Headmaster at subsidiaries’ or the VIEs level. Use of chops requires proper approvals in accordance with our internal control procedures. The custodian at the President’s Office also maintains a log to keep a detailed record of each use of the chops. Moreover, the President’s Office is always locked after office hours and only authorized persons have the access to the keys.

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The company believes it has sufficient controls in place over access to and use of the chops. We, however, cannot assure you that unauthorized access to or use of those chops can be totally precluded. To the extent those chops are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised and the operations of these entities could be significantly and adversely impacted.

Our operating subsidiaries are established outside the US, and as a result we must convert accounts in the preparation of our financial statements in conformity with U.S. GAAP for financial reporting purposes. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanctions, cause investors to lose confidence in our reported financial information and have a negative effect on the market price of our shares.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We maintain a system of internal controls over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP.

As a public company, we have significant additional requirements for enhanced financial reporting and internal controls and are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. In addition, an independent registered public accounting firm will be required to attest to the effectiveness of our internal controls over financial reporting beginning with our annual report on Form 10-K following the date on which we become an accelerated filer or large accelerated filer. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal controls over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanctions, cause investors to lose confidence in our reported financial information and have a material adverse effect on the market price of our shares.

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Risks Related to Our Corporate Structure

If the Peoples Republic of China (‘PRC’) government does not agree that our contractual arrangement with Shenzhen Moyi Technologies Co Ltd. complies with PRC laws, rules and regulations we could face severe penalties.

Foreign investment in the businesses we operate, including telecommunications and Internet information services, is currently prohibited or restricted in China. As a U.S. corporation, we are restricted or prohibited from directly owning all of the equity interests in any PRC company engaged in internet- related businesses. See “Regulation.” As a result, our business in China is operated by our VIE, Shenzhen Moyi Technologies Co Ltd (“Moyi”) through contractual arrangements. Moyi holds the relevant internet content provider, or ICP licenses which permits Moyi to engage in the business in China and is currently owned by PRC citizens and/or PRC companies. We have been and expect to continue to be dependent on Moyi to operate this business. We do not have any equity interest in Moyi, but we control their operations and receive substantially all the economic benefits and bear substantially all the economic risks through a series of contractual arrangements.

There are uncertainties regarding the interpretation and application of current and future PRC laws, rules and regulations, including but not limited to the laws, rules and regulations governing the validity and enforcement of our contractual arrangements with Moyi. Our current contractual arrangements must also comply with laws and regulations applicable to the Internet industry.

In August 2011, the Ministry of Commerce, or MOFCOM, promulgated the Rules of Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the MOFCOM Security Review Rules, to implement the Notice of the General Office of the State Council on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or Circular No. 6, promulgated on February 3, 2011. Under these rules, a security review by MOFCOM is required for foreign investors’ mergers and acquisitions that have “national defense and security” implications and mergers and acquisitions by which foreign investors may acquire “de facto control” of domestic enterprises that have “national security” implications. The MOFCOM Security Review Rules further prohibit foreign investors from bypassing the security review requirement by structuring transactions through proxies, trusts, indirect investments, leases, loans, control through contractual arrangements or offshore transactions. There is no explicit provision or official interpretation stating that our businesses fall within the scope of transactions subject to security review. We do not believe we are required to submit our existing contractual arrangements to MOFCOM for a security review. However, as there is a lack of clear statutory interpretation regarding the implementation of the rules, there is no assurance that MOFCOM will have the same view as we do when applying these national security review-related circulars and rules.

Moxian HK’s contractual arrangements may not be as effective in providing control over Moyi as direct ownership, and any failure by Moyi and its shareholders to perform their obligations under contractual arrangements would have material and adverse effects on our business.

We have no ownership interest in Moyi. We conduct substantially all of our operations and generate substantially all of our revenues through contractual arrangements that our subsidiary, Moxian HK, entered into with Moyi and its shareholders. The contractual arrangements are designed to provide us with effective control over Moyi. See “Our Corporate History and Structure” for a description of these contractual arrangements.

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These contractual arrangements may not be as effective in providing control as direct ownership. For example, if Moyi or their respective shareholders fail to perform their respective obligations under these contractual arrangements, or if they take other actions that are detrimental to our interests, we may incur substantial costs and have to re-direct resources in connection with enforcing these arrangements. To enforce these arrangements, we may rely on legal remedies available under applicable PRC laws, including seeking specific performance or injunctive relief and claiming damages, but these remedies may not be effective. In particular, if shareholders of Moyi refuse to transfer their equity interests to us or our designated persons when we exercise the purchase option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may need to initiate legal action to compel them to fulfill their contractual obligations. In addition, we may not be able to renew these contracts with our VIE and/or its respective shareholders. If VIEs or their shareholders fail to perform the obligations secured by the pledges under the equity pledge agreements, one of the remedies for default is to require the pledgers to sell the equity interests of VIEs in an auction or sale of the shares and remit the proceeds to us, net of all related taxes and expenses. Such an auction or sale of the shares may not result in our receipt of the full value of the equity interests or the business of VIEs

In addition, as all of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through either arbitration or litigation in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. Any arbitration, legal proceedings or disputes may cost us substantial financial and other resources and result in disruption of our business, and the outcome might not be in our favor. The relevant PRC arbitration panel may conclude that our contractual arrangements violate PRC law or are otherwise unenforceable and we could consequently lose our ability to consolidate Moyi’s results of operations, assets and liabilities in our consolidated financial statements and/or to transfer the revenues of Moyi to Moxian HK. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could further limit our ability to enforce these contractual arrangements. Under PRC law, prevailing parties in an arbitration proceeding may only enforce the arbitration award in Chinese courts through arbitration award recognition proceedings, which would cause us to incur additional expenses and delay. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over Moyi, and our ability to conduct our business may be materially and adversely affected.

Loss of or failure to obtain any license or permit necessary or desirable in the operation of our business could have a material adverse effect on our business and results of operations.

Moyi is required to obtain various operating licenses and permits and to make registrations and filings for our current business in China; failure to comply with these requirements may materially adversely affect our business operations. Moyi currently holds an Internet Content Provider, or ICP license, to provide information to online Internet users. In order to engage in and publish online games, Moxian was issued an Online Culture Operating Permit and an Internet Publications Distribution License. Web portals like Moxian are required to apply to and register with the General Administration for Press and Publication (“GAPP”), before distributing Internet publications. Internet publications include content or articles formally published by press media such as: (i) books, newspapers, periodicals, audio-visual products and electronic publications; and (ii) literature, art and articles on natural science, social science, engineering and other topics that have been edited. Moxian has applied for, but has not yet obtained, the license from GAPP that would enable it to distribute Internet publications.

If we are determined not to be in compliance with the applicable licensing requirements or if we fail to cure any non-compliance in a timely manner, we may be subject to fines, confiscation of the gains derived from our noncompliant operations or the suspension of our noncompliant operations, which may materially and adversely affect our business and results of operations.

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We are a holding company organized in Nevada, with subsidiaries incorporated in Samoa, the British Virgin Islands, Hong Kong Malaysia & PRC corporations and all of our officers and directors reside outside the US. Therefore, investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in any of these jurisdictions based upon U.S. laws, including the federal securities laws or other foreign laws against us, our officers and directors.

All of our subsidiaries and our current operations are conducted outside of the United States. Moreover, all of our directors and officers are nationals and residents of China and Singapore. All or substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible to effect service of process within the United States or elsewhere upon these persons. In addition, uncertainty exists as to whether the courts outside of the U.S. would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in jurisdictions outside of the U.S. against us or such persons predicated upon the securities laws of the United States or any state thereof.

Risks Related to Doing Business in China

If the growth rate of the Chinese economy continues to slow down, the demand for products sold by our Merchant Clients may also slow down.

Moody’s Investors Service, which provides credit ratings and research covering debt instruments and securities, downgraded its outlook on the Chinese government debt from “stable” to “negative” which reflects an assumption that the Chinese economy is weakening and continues to slow down. A slowdown in the economy may lead to less demand by consumers for products offered by our Merchant Clients. If our Merchant Clients are impacted by the low demand, they may attempt to curtail expenses by cancelling subscriptions for our services, which could have a material adverse effect on our revenues, and negatively impact our results of operations.

Contract drafting, interpretation and enforcement in China involves significant uncertainty.

We have entered into numerous contracts governed by PRC law in the ordinary course of our business, many of which are material to our business. As compared with contracts in the United States, contracts governed by PRC law tend to contain less detail and are not as comprehensive in defining contracting parties’ rights and obligations. As a result, contracts in China are more vulnerable to disputes and legal challenges. In addition, contract interpretation and enforcement in China is not as developed as in the United States, and the result of any contract dispute is subject to significant uncertainties. Therefore, we cannot assure you that we will not be subject to disputes under our material contracts, and if such disputes arise, we cannot assure you that we will prevail. As almost all of our contracts in the ordinary course of business are governed by PRC law, any dispute involving such contracts, even those without merit, may materially and adversely affect our reputation and our business operations, and may cause the price of our shares to decline.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively, whether for securing debt or to expand our business through acquisitions and development and for dividend payments to our shareholders, which may affect the value of your investment.

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our Nevada holding company primarily relies on dividend payments from our wholly owned PRC subsidiary in China, Moxian Shenzhen, to fund any cash and financing requirements we may have.

Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior SAFE approval by complying with certain procedural requirements. Therefore, Moxian Shenzhen may pay dividends in foreign currency to us without pre-approval from SAFE. However, approval from or registration with government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. With the prior approval from SAFE, cash generated from the operations of our PRC subsidiary may be used to pay off debt owed to entities outside China in a currency other than RMB. The PRC government may, at its discretion, restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of the common stock.

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Payment of dividends is subject to restrictions under Nevada and the PRC laws.

Under Nevada law, we may only pay dividends subject to our ability to service our debts as they become due and provided that our assets will exceed our liabilities after the dividend. Our ability to pay dividends will therefore depend on our ability to generate sufficient profits. In addition, because of the various rules applicable to our operations in China and the regulations on foreign investments as well as the applicable tax law, we may be subject to further limitations on our ability to declare and pay dividends to our shareholders.

We can give no assurance that we will declare dividends of any amounts, at any rate or at all in the future. The declaration of future dividends, if any, will be at the discretion of our board of directors and will depend upon our future operations and earnings, capital requirements, general financial conditions, legal and contractual restrictions and other factors that our board of directors may deem relevant.

As we derive substantially all of our revenue from the PRC, any downturn in Chinese macroeconomic trends may harm our business.

All of our business operations are conducted in China and all of our revenues are generated in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, the level of development, the growth rate, the control of foreign exchange, and the allocation of resources.

While the Chinese economy had grown significantly in the past 30 years, the growth has been uneven geographically among various sectors of the economy, and over the last year we have been experiencing a period of slowdown. We cannot assure you that China’s economy will continue to grow, or that if there is growth, such growth will be steady and uniform, or that if there is a slowdown, such slowdown will not have a negative effect on our business. The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Between late 2003 and 2008, the PRC government implemented a number of measures, such as increasing the PBOC’s statutory deposit reserve ratio and imposing commercial bank lending guidelines, which slowed the growth of credit. In 2008 and 2009, however, in response to the global financial crisis, the PRC government loosened such requirements. Any actions and policies adopted by the PRC government or any prolonged slowdown in China’s economy could have a negative impact on our business, operating results and financial condition in a number of ways.

The enforcement of labor contract law and increase in labor costs in the PRC may adversely affect our business and our profitability.

China adopted a labor contract law and its implementation rules effective on January 1, 2008 and September 18, 2008, respectively. The labor contract law and its implementation rules impose more stringent requirements on employers with regard to, among others, minimum wages, severance payments upon permitted terminations of the employment by an employer and non-fixed term employment contracts, time limits for probation period as well as the duration and the times that an employee can be placed on a fixed term employment contract. Due to the limited period of effectiveness of the labor contract law and its implementation rules, and the lack of clarity with respect to their implementation, potential penalties and fines, it is uncertain how they will impact our current employment policies and practices. Our employment policies and practices may violate the labor contract law or its implementation rules and we may be subject to related penalties, fines or legal fees. Compliance with the labor contract law and its implementation rules may increase our operating expenses, in particular our personnel expenses, as the continued success of our business depends significantly on our ability to attract and retain qualified personnel. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the labor contract law and its implementation rules may also limit our ability to effect those changes in a manner that we believe to be cost-effective or desirable, which could adversely affect our business and results of operations.

Additionally, PRC companies are subject to various laws and regulations regarding social insurance and housing funds, under which our PRC subsidiary and affiliates are required to pay employees’ pension contributions, housing funds, medical insurance premiums and other welfare-oriented payments.

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We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. In the foreseeable future, some of our suppliers may be owned by the PRC government and our dealings with them are likely to be considered to be with government officials for these purposes. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. We could suffer severe penalties if our employees or other agents were found to have engaged in such practices.

Risks Related to this Offering

Prior to this offering, we had a limited public market for our shares of common stock and you may not be able to resell our shares at or above the price you paid, or at all.

Prior to this offering, there was a limited public market for our common stock in the OTC Market. We cannot assure you that an active public market for our common stock will develop or that the market price of our shares will not decline below the public offering price. The public offering price of our shares will be determined in large part by negotiations between us and the underwriters and may not be indicative of prices that will prevail in the trading market following the offering. We cannot assure you that an active trading market for our shares will develop or that the market price of our shares will not decline below the public offering price.

Our Chairman of the Board and our Chief Executive Officer, Mr. Mengdong Tan, own a large percentage of our outstanding stock and could significantly influence the outcome of our corporate matters.

Mr. James Mengdong Tan, our Chairman and CEO, through Good Eastern Investment beneficially owns 55% of our outstanding shares of common stock, and after this offering will beneficially own [●]% of our outstanding common stock. As a result, Mr. Tan will be able to exercise significant influence over all matters that require us to obtain shareholder approval, including the election of directors to our board and approval of significant corporate transactions that we may consider, such as a merger or other sale of our company or its assets. This concentration of ownership in our shares by an executive officer will limit the other shareholders’ ability to influence corporate matters and may have the effect of delaying or preventing a third party from acquiring control over us.

Future sales of substantial amounts of the shares of common stock by existing shareholders could adversely affect the price of our common stock.

If our existing shareholders sell substantial amounts of the shares following this offering, the market price of our common stock could fall. Such sales by our existing shareholders might make it more difficult for us to issue new equity or equity-related securities in the future at a time and place we deem appropriate. The [●] shares of common stock offered in this offering will be eligible for immediate resale in the public market without restrictions. All remaining shares, which are currently held by our existing shareholders, may be sold in the public market in the future subject to the lock-up agreements and the restrictions contained in Rule 144 under the Securities Act. If any existing shareholders sell a substantial amount of shares, the prevailing market price for our shares could be adversely affected.

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The market price of our shares is likely to be highly volatile and subject to wide fluctuations in response to factors such as:

●	variations in our actual and perceived operating results;

●	news regarding gains or losses of customers or partners by us or our competitors;

●	news regarding gains or losses of key personnel by us or our competitors;

●	announcements of competitive developments, acquisitions or strategic alliances in our industry by us or our competitors;

●	changes in earnings estimates or buy/sell recommendations by financial analysts;

●	potential litigation;

●	the imposition of fines or penalties related to our activities in the PRC and failure to comply with applicable rules and regulations;

●	general market conditions or other developments affecting us or our industry; and

●	the operating and stock price performance of other companies, other industries and other events or factors beyond our control.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the shares

We do not anticipate paying cash dividends on our common stock in the foreseeable future.

We do not anticipate paying cash dividends in the foreseeable future. Presently, we intend to retain all of our earnings, if any, to finance development and expansion of our business. PRC capital and currency regulations may also limit our ability to pay dividends. Consequently, your only opportunity to achieve a positive return on your investment in us will be if the market price of our common stock appreciates.

We will have discretion in applying a portion of the net proceeds of this offering and may not use these proceeds in ways that will enhance the market value of our common stock.

Our management will have considerable discretion in the application of the proceeds received by us from this offering. Such proceeds may be used to expand our research and development team, acquire new technological hardware, and expand our sales and marketing team all over China and for working capital and general corporate purposes. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our profitability or increase our common stock price. The net proceeds from this offering may also be placed in investments that do not produce income or that lose value.

Future issuances of capital stock may depress the trading price of our common stock.

Any issuance of shares of our common stock after this offering could dilute the interests of our existing stockholders and could substantially decrease the trading price of our common stock. We may issue additional shares of common stock in the future for a number of reasons, including to finance our operations and business strategy (including in connection with acquisitions, strategic collaborations or other transactions).

Sales of a substantial number of shares of our common stock in the public market could depress the market price of our common stock, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. We operate in a very competitive and rapidly changing environment. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not place undue reliance on our forward-looking statements. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of the [●] shares of common stock in the offering will be approximately $[●] million after deducting the underwriting discounts and commissions and estimated offering expenses. Our net proceeds will be approximately $[●] million if the underwriters exercise their option in full to purchase [●] additional shares of common stock from us.

We intend to use the net proceeds from the offering for expansion of our business in China and throughout Asia, working capital and other general corporate purposes.

The amounts and timing of these expenditures will vary depending on a number of factors, including the amount of cash generated by our operations, competitive and technological developments, and the rate of growth, if any, of our business.

Although we may use a portion of the proceeds for the acquisition of, or investment in, companies, technologies, products or assets that complement our business, we have no present understandings, commitments or agreements to enter into any acquisitions or make any investments. We cannot assure you that we will make any acquisitions or investments in the future.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2015:

●	On an actual basis; and

●	On a pro forma basis to give effect to the sale of [●]shares of common stock by us in this offering at the public offering price of $ [●] per share, , and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included elsewhere in this prospectus.

	December 31, 2015
		(unaudited)
	Actual	Pro Forma
Cash and cash equivalents	$1,249,611
Loans from shareholders	2,205,299
Subscription Payment	6,161,714
Total Current Liabilities	8,789,345
Stockholders’ Equity:
Preferred stock, $.001 par value, 100,000,000 shares authorized; no share issued and outstanding.	-
Common stock, $.001 par value, 500,000,000 shares authorized; 214,666,944 shares issued and outstanding; [●] shares issued and outstanding, as adjusted	214,667
Additional paid-in capital	16,350,577
Deficit accumulated during the development stage	(13,979,040)
Accumulated other comprehensive income	220,097
Total stockholders’ equity	2,806,301

Total Capitalization	11,595,646

The pro forma number of shares to be outstanding immediately after this offering as shown above is based on shares outstanding as of December 31, 2015.

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DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the pro forma as adjusted net tangible book value per share of our common stock after this offering. Our pro forma net tangible book value as of was $[●] , or $[●] per share of common stock. Our pro forma net tangible book value per share set forth below represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding on .

After giving effect to our issuance and sale of [●]shares of common stock in this offering at an assumed public offering price of $[●]per share, , after deducting the estimated underwriting discounts and offering expenses payable by us, the pro forma as adjusted net tangible book value as of [●] would have been $ [●], or $ [●]per share. This represents an immediate increase in net tangible book value to existing shareholders of $[●] per share. The public offering price per share will significantly exceed the net tangible book value per share. Accordingly, new investors who purchase shares of common stock in this offering will suffer an immediate dilution of their investment of $[●] per share. The following table illustrates this per share dilution to the new investors purchasing shares of common stock in this offering without giving effect to the over-allotment option granted to the underwriters:

Assumed public offering price per share	$	XX.XX
Net tangible book value per share as of		X.XX
Increase in net tangible book value per share attributable to the offering		X.XX
Pro forma net tangible book value per share as of after giving effect to the offering		X.XX
Dilution per share to new investors	$	XX.XX

A $1.00 increase (decrease) in the assumed public offering price of $[●] per share would increase (decrease) the pro forma net tangible book value by $[●] million, the pro forma net tangible book value per share after this offering by $[●] per share and the dilution in pro forma net tangible book value per share to investors in this offering by $[●] per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discount and offering expenses payable by us.

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value will increase to $[●]per share, representing an immediate increase to existing shareholders of $[●] per share and an immediate dilution of $[●] per share to new investors. If any shares are issued in connection with outstanding options, you will experience further dilution.

The table above assume no exercise of warrants to purchase shares of common stock outstanding as of [●], 2016. At[●] ,2016, there were [●] shares of common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $ per share.

If the underwriters exercise their over-allotment option in full, the number of shares held by new investors will increase to [●] , or [●]% of the total number of shares of common stock outstanding after this offering.

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MARKET FOR COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTCQB under the trading symbol “MOXC.” Our common stock did not trade prior to April 10, 2014.

Trading in stocks quoted on the OTCQB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Fiscal Year 2016	High Bid	Low Bid
First Quarter (through February 29, 2016)	$5.45	$3.99

Fiscal Year 2015	High Bid	Low Bid
First Quarter	$5.85	$5.25
Second Quarter	$5.90	$5.10
Third Quarter	$6.30	$5.70
Fourth Quarter	$6.50	$5.70

Fiscal Year 2014*	High Bid	Low Bid
First Quarter	$--	$--
Second Quarter	$--	$--
Third Quarter (commencing on April 10, 2014)	$5.20	$3.00
Fourth Quarter	$11.00	$4.30

* The Company’s Common Stock did not trade until April 10, 2014.

Holders

As of March 15, 2016, we had 128,011,883 shares of our Common Stock par value, $0.001 issued and outstanding. There were approximately 265 registered owners of our Common Stock.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future.

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EXCHANGE RATE INFORMATION

Our business is conducted in China and all of our revenues are denominated in RMB. Capital accounts of our consolidated financial statements are translated into U.S. dollars from RMB at their historical exchange rates when the capital transactions occurred. RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB, HKD and MYR amounts could have been, or could be, converted into U.S. dollars at the rates used in translation. The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated.

Assets and liabilities are translated at the exchange rates as of the balance sheet date.

Balance sheet items, except for equity accounts	December 31, 2015	September 30, 2015
RMB:USD	6.4917	6.3568
HKD:USD	7.7510	7.7501
MYR:USD	4.3026	4.4124

Revenues and expenses are translated at the average exchange rate of the period.

	Three Months Ended December 31,
	2015	2014
RMB:USD	6.3907	6.1389
HKD:USD	7.7506	7.7559
MYR:USD	4.2821	3.3643

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SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

The following table presents our selected historical financial data for the periods presented and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statement and notes thereto included elsewhere in this prospectus. The statements of operations data for the fiscal years ended September 30, 2015 and 2014 and the statements of financial condition data as of September 30, 2015 and 2014 are derived from our audited financial statements included elsewhere in this prospectus. The statement of operations data for the three-month periods ended December 31, 2014 and 2015 and the selected balance sheet data as of December 31, 2015 are derived from our unaudited financial statements appearing elsewhere in this prospectus.

	Year Ended September 30,		Three Months Ended December,
	2015	2014	2015	2014
Statements of Operations Data:
Revenues	$83,870	$56,122	5,584	45,505

Cost and Expense
Cost of Sales	(25,269)	(15,514)	(1,306)	(7,911)
Depreciation and Amortization Expenses	(843,299)	(78,571)	(443,444)	(35,081)
Selling, General and Administrative Expenses	(5,443,815)	(2,176,963)	(2,370,366)	(989,785)
Impairment of Goodwill	-	(2,600,315)	-	-

Loss From Operations	(6,228,513)	(4,815,241)	(2,809,532)	(987,272)

Loss before Income Tax	(6,226,255)	(4,791,342)	1,501	-

Net Loss	$(6,173,646)	$(4,791,342)	$(2,804,228)	$(987,261)

Basic and diluted loss per common share	$(0.03)	$(0.02)	$(0.01)	$(0.00)

	As of September 30,		As of December 31,
	2015	2014	2015

Balance Sheet Data:
Cash and cash equivalents	$2,398,713	$1,770,196	$1,249,611
Prepayments, Deposits and Other Receivable	1,042,727	741,645	752,530
Total Assets	13,074,206	2,860,510	11,595,646
Total Current Liabilities	7,569,115	7,447,533	8,789,345
Total Liabilities	7,569,115	7,447,533	8,789,345
Total Stockholders’ equity	5,505,915	(4,587,023)	2,806,301

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements and the related notes thereto and other financial information appearing elsewhere in this Form S-1. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward looking statements that involve risks, uncertainties and assumptions. As a result of many factors, including those factors set forth in the “Risk Factors” section of this prospectus, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in this prospectus.

Overview

We are in the O2O (”Online-to-Offline”) business. While there are many definitions of O2O, with respect to our business, O2O means providing an online platform for small and medium sized enterprises (“SMEs”) with physical stores to conduct business online, interact with existing customers and obtain new customers. We refer to our customers as “Merchant Clients” and the users of our platform that are their existing and potential customers as “Users.” Through our platform and the products and services offered through it, we seek to create interaction between our Users and Merchant Clients by allowing Merchant Clients to study consumer behavior. Our products and services are designed to allow Merchant Client to conduct targeted advertising campaigns and promotions which we believe are more effective because they are geared for the customers that a Merchant Client wishes to reach. Our platform is also designed and built to encourage Users to return and obtain new Users, each of which is a potential customer for our Merchant Clients.

Where we believe we are different from other companies in that our plan is to sign up merchants first and build our user base utilizing their customers. Many companies utilize a different strategy of building up a user base and then signing up paying merchants and other clients to access that user base.

The current version of our platform is called “Moxian+” which consists of our user mobile application (“App”) called the Moxian+ User App and a separate App for our Merchant Clients called the Moxian+ Business App. Both versions of the App are currently available in the Google Play Store and the Apple App Store. There is no charge to download either App. We also have a website that can be accessed at www.moxian.com where either App can also be downloaded.

Moxian principally operates in mainland China with its headquarters in Shenzhen, China. We launched Moxian version 1.0 in Malaysia in June 2013 and subsequently in China in July 2014. In 2015, we developed the Apps as part of “Moxian+,” the successor to Moxian version 1.0 which was then officially launched in October, 2015 in China only. In December 2015, we opened our Beijing office and it is currently in full operation.

We are currently in the process of expanding our operations to Shanghai and Guangzhou.

As of December 31, 2015 and September 30, 2015, our accumulated deficits were $(13,979,040) and $(11,174,812), respectively. Our stockholders’ equity was $2,806,301 and $5,505,091, respectively. We have so far generated $5,584 in revenue in three months ended December 31, 2015. Our losses have principally been attributed to operating expenses, administrative and other operating expenses.

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Recent Developments

As of December 16, 2015, we entered into a Second Amendment Agreement to the Subscription Agreement (the “Second Amendment Agreement”) with Xinhua Huifeng Investment Center Co., Ltd. (Beijing) (“Xinhua”) to amend the Subscription Agreement entered by the Company and Xinhua (“Xinhua Subscription Agreement”) dated as of June 4, 2015, which was subsequently amended on August 13, 2015. Under the Xinhua Subscription Agreement, the Company agreed to sell an aggregate of 8,169,000 shares of the Company’s Common Stock at a per share price of $1.00 for gross proceeds of $8,190,000 (approximately RMB50,000,000) (the “Purchase Price”) and to issue to Xinhua for no additional consideration a warrant (the “Warrant”) to purchase in the aggregate of 32,000,000 shares of Common Stock at an exercise price of $2.00 per share, exercisable on or prior to July 31, 2015 (the “Expiration Date”)(such transaction, the “Transaction”).

Under the Second Amendment Agreement, the Closing Date of the Transaction was extended to December 31, 2015 and the Expiration Date of the Warrant was extended to December 31, 2015. As of the date of this prospectus, we received $8,190,000 of the Purchase Price, and in turn, issued 8,190,000 shares of common stock to Xinhua. No warrants have been exercised by Xinhua.

Results of Operations

Three Months ended December 31, 2015 Compared with Three Months ended December 31, 2014

Gross Revenues

The Company received sales revenues of $5,584 for the three months ended December 31, 2015 compared to $45,505 being generated for the three months ended December 31, 2014.

Operating Expenses

Operating expenses for the three months ended December 31, 2015 and three months ended December 31, 2014 were $2,370,366 and $989,785, respectively. The expenses consisted of filing fees, professional fees, research and development expenses, payroll and benefits and other general expenses.

We expect that our general and administrative expenses will continue to increase as we incur additional costs to support the growth of our business.

Net Loss

Net loss for the three months ended December 31, 2015 and three months ended December 31, 2014, were ($2,804,228) and ($987,261), respectively. Basic and diluted net income (loss) per share amounted ($0.01) and ($0.00) respectively for the three months ended December 31, 2015 and three months ended December 31, 2014.

The increase in net loss for the three months ended December 31, 2015 and three months ended December 31, 2014 was due to an increase in general and administrative expenses.

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Year ended September 30, 2015 Compared with Year ended September 30, 2014

Gross Revenues

The Company received sales revenues of $83,870 in the year ended September 30, 2015 compared to $56,122 being generated in the year ended September 30, 2014.

Operating Expenses

Operating expenses for the year ended September 30, 2015 and year ended September 30, 2014 were $5,443,815 and $2,176,963, respectively. The expenses consisted of our leases, R&D expenses, filing fees, professional fees, payroll and benefits and other general expenses.

We expect that our general and administrative expenses will continue to increase as we incur additional costs to support the growth of our business.

Net Profit/(Loss)

Net loss for the year ended September 30, 2015 and year ended September 30, 2014, were $6,173,646 and $4,791,342, respectively. Basic and diluted net loss per share amounted $0.03 and $0.02, respectively, for the year ended September 30, 2015 and year ended September 30, 2014.

The increase in net loss for the year ended September 30, 2015 compared to the year ended September 30, 2014 was due to an increase in general and administrative expenses.

Liquidity and Capital Resources

Cash Assets

At three months ended December 31, 2015, we had working capital deficit of ($6,750,658) consisting of cash on hand of $1,249,611 as compared to working capital of ($4,089,365) and cash on hand of $2,398,713 as of September 30, 2015.

Net cash used in operating activities for the three months ended December 31, 2015 was ($1,473,735) as compared to net cash used in operating activities of ($1,246,806) for the three months ended December 31, 2014. The cash used in operating activities are mainly for filing fees, professional fees, research and development expenses, payroll and benefits and general expenses.

Net cash used in investing activities for the three months ended December 31, 2015 was ($428,305) as compared to ($20,109) for the quarter ended December 31, 2014.

Net cash provided by financing activities for the three months ended December 31, 2015 was $775,883 as compared to $418,931 for the three months ended December 31, 2014.

At year ended September 30, 2015, we had working capital deficit of $4,089,365, consisting of cash of $2,398,713 as compared to working capital deficit of $4,935,692 and cash of $1,770,196 as of September 30, 2014.

Net cash used in operating activities for the year ended September 30, 2015 was $5,417,273 as compared to net cash used in operating activities of $2,106,329 for the year ended September 30, 2014. The cash used in operating activities are mainly for our leases, R&D expenses, filing fees, professional fees, payroll and benefits and general expenses.

Net cash from/for investing activities for the year ended September 30, 2015 was that $3,286,593 was used for investing activity as compared to $667,730 was provided by investing activity for the year ended September 30, 2014. It was mainly because we used about $3 million to purchase office equipment and perform construction for leased offices (leasehold improvement).

Net cash provided by financing activities for the year ended September 30, 2015 was $9,236,028 as compared to $3,155,839 for the year ended September 30, 2015. The increase was mainly because we received $5.5 million investment from Xinhua in the year ended September 30, 2015.

During the fiscal year ended September 30, 2015, the burn rate for the Company was approximately $400,000 per month, consisting of cost of research and development, marketing, operation expenditures, and professional fees.

The Company anticipates utilizing approximately $450,000 monthly for capital expenditures during the fiscal year ended September 30, 2016, including approximately $250,000 for mobile application development and approximately $200,000 for other capital expenditures, including corporate facilities and infrastructure, information systems hardware, software and enhancements.

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Financing

On June 4, 2015, the Company and Beijing Xinhua Huifeng Equity Investment Center (Limited Partnership) (“Xinhua”) entered into a subscription agreement, pursuant to which, the Company agreed to sell an aggregate of 8,169,000 shares of the Company’s Common Stock at a per share price of $1.00 for gross proceeds of $8,190,000 (approximately RMB50,000,000) (the “Purchase Price”) and to issue to Xinhua for no additional consideration a warrant to purchase in the aggregate of 32,000,000 shares of Common Stock at an exercise price of $2.00 per share, exercisable on or prior to July 31, 2015.

Under the subscription agreement, we are required to issue an additional number of shares of our common stock to Xinhua, equal to 50% of the aggregate number of shares issued upon exercise of the warrant by Xinhua as of September 30, 2016, if we fail to contract with 25,000 new paying merchants by September 30, 2016. This “make good” provision will be available only if Xinhua has exercised the warrant and acquired more than 16,000,000 shares of common stock. Further, we are required to issue 4,000,000 shares of common stock to Xinhua, for no additional consideration, if we fail to publish its full working version of the Moxian mobile application version 2.0 by September 30, 2015, or if we fail to uplist to a national securities exchange in the U.S. by June 30, 2017.

Subsequent to the initial subscription agreement, the closing date of the transaction, as well as the expiration date of the warrant, were both first extended to September 30, 2015, and then further extended to December 31, 2015. As of the date of this prospectus, we received $8,190,000 of the Purchase Price, and in turn, issued 8,190,000 shares of common stock to Xinhua. No warrants have been exercised. For the fiscal year of 2016, the Company will likely require additional capital of $18 million to $20 million to continue to operate our business, and to further expand our business. Sources of additional capital through various financing transactions or arrangements with third parties may include equity or debt financing, bank loans or revolving credit facilities. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means, such as conducting a public offering of our common stock. Our inability to raise additional funds when required may have a negative impact on our operations, business development and financial results.

Loan

As of December 31, 2015, the Company borrowed loans from certain third parties and shareholders of the Company for an aggregate of $2,205,299.

As of September 30, 2015, the Company borrowed loans from certain third parties and shareholders of the Company for an aggregate of $1,462,525.

Foreign Operations

Substantially all of our business operations are conducted in Mainland China. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in the PRC. We also have operations in Hong Kong. Operating in foreign countries involves substantial risk. For example, our business activities subject us to a number of Chinese laws and regulations, such as anti-corruption laws, tax laws, foreign exchange controls and cash repatriation restrictions, data privacy and security requirements, labor laws, intellectual property laws, privacy laws, and anti-competition regulations, which have uncertainties. Any failure to comply with the PRC laws and regulations could subject us to fines and penalties, make it more difficult or impossible to do business in China and harm our reputation.

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Operating in foreign countries also subjects us to risk from currency fluctuations. Our primary exposure to movements in foreign currency exchange rates relates to non-U.S. dollar denominated sales and operating expenses. The weakening of foreign currencies relative to the U.S. dollar adversely affects the U.S. dollar value of our foreign currency-denominated sales and earnings. This could either reduce the U.S. dollar value of our prices or, if we raise prices in the local currency, it could reduce the overall demand for our offerings. Either could adversely affect our revenue. Conversely, a rise in the price of local currencies relative to the U.S. dollar could adversely impact our profitability because it would increase our costs denominated in those currencies, thus adversely affecting gross margins.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at dates of the financial statements and the reported amounts of revenue and expenses during the periods. Actual results could differ from these estimates. Our significant estimates and assumptions include depreciation and the fair value of our stock, stock-based compensation, debt discount and the valuation allowance relating to the Company’s deferred tax assets.

Recently Issued Accounting Pronouncements

Reference is made to the “Recent Accounting Pronouncements” in Note 2 to the Financial Statements included in this Report for information related to new accounting pronouncement, none of which had a material impact on our consolidated financial statements, and the future adoption of recently issued accounting pronouncements, which we do not expect will have a material impact on our consolidated financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

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OUR HISTORY AND CORPORATE STRUCTURE

The following diagram illustrates our corporate structure as of the date of this prospectus.

Moxian was incorporated in the State of Nevada on October 12, 2010 under the name SECURE NetCheckIn Inc. On July 29, 2015, we changed our name to Moxian, Inc. Previously we were engaged in the business of offering a cloud-based scheduling and notification product targeted to urgent care facilities and medical offices to increase the satisfaction of patients in the scheduling and timing of appointments.

On February 21, 2014, through Moxian CN Samoa, we acquired Moxian BVI, together with its subsidiaries, Moxian HK, Moxian Shenzhen, and Moxian Malaysia, from Rebel Group, Inc. (“REBL”, formerly known as Moxian Group Holdings, Inc.), a company of which our Chief Executive Officer, James Mengdong Tan, is a founder.

Moxian BVI is a British Virgin Islands company, that was incorporated on July 3, 2012. Moxian HK was incorporated on January 18, 2013, under the laws of Hong Kong. Moxian HK is currently engaged in the business of online social media and plans to launch its business in China. Moxian Shenzhen was incorporated on April 8, 2013 in China and is engaged in the business of internet technology, computer software, and commercial information consulting. Moxian Malaysia was incorporated on March 1, 2013 and conducts its business in the IT Services and Media Advertising industries.

Prior to the acquisition of Moxian BVI, on February 19, 2014, Moxian HK and Moxian Shenzhen entered into an Assignment and Assumption Agreement with Moxian IP Samoa, a wholly-owned subsidiary of REBL at the time, whereby Moxian HK and Moxian Shenzhen assigned and transferred to Moxian IP Samoa, all of the intellectual property rights relating to the operation, use and marketing of the Moxian Platform, including all of the relevant trademarks, patents and copyrights, in consideration of $1,000,000. Subsequently on January 30, 2015, we acquired from REBL 100% of the equity interests of Moxian IP Samoa for $6,782,000. As a result of the transaction, Moxian IP Samoa became our wholly-owned subsidiary. Moxian IP Samoa was incorporated on February 17, 2014 in the Independent State of Samoa.

On July 15, 2014, Moxian Shenzhen entered into a series of contractual arrangements with Moyi, which provide Moxian Shenzhen with control over Moyi’s business affairs and economic interest, as described in more details below. Moyi was incorporated on July 19, 2013 in China.

On December 10, 2015, Moxian Shenzhen incorporated Moxian Beijing and Moxian Beijing became the wholly-owned subsidiary of Moxian Shenzhen.

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Contractual Arrangements with Moyi and its Shareholders

Due to PRC legal restrictions on foreign ownership and investment in, among other areas, Internet information services, which include online advertisement and e-commerce, we, similar to all other entities with foreign-incorporated holding company structures operating in our industry in China, operate our businesses in which foreign investment is restricted or prohibited in the PRC through a wholly-foreign owned enterprise and a variable interest entity. The variable interest entity, Moyi, which is incorporated in the PRC and 100% owned by two PRC nationals, Zhang Guohui and Guan Fensheng (“Moyi Shareholders”), holds the required Internet Content Provider license, or ICP license and operate our businesses in China.

We have entered into certain contractual arrangements, as described in more detail below, which collectively enable us to exercise effective control over the variable interest entity and realize substantially all of the economic risks and benefits arising from, the variable interest entity. As a result, we include the financial results of the variable interest entity in our consolidated financial statements in accordance with U.S. GAAP as if it was our wholly-owned subsidiary.

The following is a summary of the contractual arrangements that provide us with effective control of our variable interest entity and that enable us to receive substantially all of the economic benefits from its operation.

Exclusive Business Cooperation Agreement.  Pursuant to the Exclusive Business Cooperation Agreement dated July 15, 2014, between Moxian Shenzhen and Moyi, Moxian Shenzhen exclusively provides Moyi with services, including, technical and systems support, marketing consultancy, product research and development, equipment leasing and system maintenance.  In return, Moyi pays a service fee to Moxian Shenzhen in an amount equal to 100% Moyi’s pre-tax profit. Under the agreement, Moxian Shenzhen has an option to purchase from Moyi any or all of its assets, at the lowest price permitted under the PRC laws. The initial term of this agreement is 10 years, which may be renewed by Moxian Shenzhen in its sole discretion. The agreement may be terminated, by Moxian Shenzhen with a 30-day written notice, or by Moyi only if Moxian Shenzhen engages in grossly negligent or fraudulent conducts.

Exclusive Option Agreement.    Pursuant to the Exclusive Option Agreement dated July 15, 2014, among Moxian Shenzhen, Moyi and Moyi Shareholders, Moxian Shenzhen or its designee has an exclusive option to purchase from Moyi Shareholders, to the extent permitted under the laws of the PRC, all or a portion of their equity interest in Moyi, on one or more occasions, at the price of RMB 10 (or approximately $1.62) per share, or such other price based on an appraisal if such appraisal is required by the laws of PRC. Moyi and its shareholders also agreed that, no person, other than Moxian Shenzhen and its designee, has the right to purchase any of the equity interest of Moyi. Moyi and Moyi Shares undertake not to effect major corporate changes, including, amending its articles of association or bylaws, changing its registered capital, declaring dividends, or enter into any major transaction in relation to Moyi, including, the transfer of any of its business, material assets, or equity interests to any third party, incurring debts other than in the ordinary course of business, executing any major contract, or making investments in or acquiring a third party, without the prior written approval of Moxian Shenzhen. The initial term of this agreement is 10 years, which may be renewed by Moxian Shenzhen in its sole discretion.

Loan Agreement. Pursuant to the Loan Agreement dated July 15, 2014, by and among Moxian Shenzhen and Moyi Shareholders, Moxian Shenzhen granted an interest-free loan in the principal amount of RMB 100,000 (or approximately $15,198) to Moyi Shareholders, which may only be used for the purposes of Moyi’s business operation. The loan has a 10-year term, but Moxian Shenzhen may require acceleration of repayment at its absolute discretion with a 30-day notice. Moxian Shenzhen will choose the form of the repayment, which, among others, may be the proceeds that Moyi Shareholders receive from selling their equity interest in Moyi to Moxian Shenzhen, pursuant to the Exclusive Option Agreement described above.

Equity Pledge Agreement.   Pursuant to the Share Pledge Agreement dated July 15, 2014, among Moxian Shenzhen and Moyi Shareholders, Moyi Shareholders pledged all of their equity interests in Moyi to Moxian Shenzhen, to secure the performance of obligations by themselves and Moyi under the agreements described above. Under this agreement, Moyi Shareholders may not transfer or dispose of their equity interest in Moyi, without Moxian Shenzhen’s prior written consent. The equity pledge agreement has not yet been been registered with the relevant office of the Administration for Industry and Commerce in China.

Power of Attorney. Pursuant to the Powers of Attorney dated July 15, 2014, Moyi Shareholders respectively granted irrevocable authority to Moxian Shenzhen, to exercise all their rights as a shareholder of Moyi, including the right to attend and vote at shareholders’ meetings and appoint directors. Moyi Shareholders also authorized Moxian Shenzhen to take necessary actions, on their behalf, to effect the transactions contemplated by the Equity Pledge Agreement and Exclusive Option Agreement. Moyi Shareholders agreed not to grant the same authority under the Powers of Attorney to any other person, without Moxian Shenzhen’s prior written consent.

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BUSINESS

Overview

We are in the O2O (“Online-to-Offline”) business. With respect to our business, O2O means providing an online platform for small and medium sized enterprises (“SMEs”) with brick and mortar businesses that allows them to conduct business, interact with existing customers and obtain new customers online. We refer to our customers as “Merchant Clients” and we use the term “Users,” to refer to those existing and potential customers of our Merchant Clients who use our mobile application and platform. Through the features, products and services offered in our platform, we seek to create interaction between Users and Merchant Clients, which allows Merchant Clients to study consumer behavior. Our platform has five main components and allows Merchant Clients to conduct targeted advertising campaigns and promotions, which we believe are effective because they are geared to the customers that a Merchant Client wishes to attract. Our platform is also designed and built to encourage Users to return and refer new Users, each of which is a potential customer for our Merchant Clients.

The current version of our platform is called “Moxian+,” which consists of our user mobile application (the “App” and collectively, the “Apps”) called the Moxian+ User App and a separate App for our Merchant Clients called the Moxian+ Business App. Both versions of the App are currently available in the Google Play Store and the Apple App Store. There is no charge to download either App. We also have a website that can be accessed at www.moxian.com where either App can also be downloaded.

Moxian principally operates in mainland China with its headquarters in Shenzhen, China. We launched Moxian version 1.0 in Malaysia in June 2013 and subsequently in China in July 2014. In 2015, we developed the Apps as part of “Moxian+,” the successor to Moxian version 1.0 which was officially launched in October 2015 in China.

Market Opportunities

China currently has more than 850 million users actively utilizing mobile applications (http://news.xinhuanet.com/english/2015-11/10/c_134802668.htm). In 2014, the China Internet Network Information Center reported that there were approximately 618 million internet users throughout Asian countries, representing a penetration rate of approximately 46 percent. Among these internet users, over 90 percent have a social media account. For comparison, just 67 percent of U.S. internet users engage in social media. However, the opportunity in China extends beyond the ability to reach a large target audience. According to the Data Center of China Internet, 38 percent of users claim they are more likely to buy items recommended by other social media users (Statistical Report on Internet Development in China by China Internet Network Information Center, 2014).

O2O platforms serve to substantially enhance marketing and commerce performance for brands and retailers compared to traditional digital marketing approaches. O2O refers to any and all activities that originate online and eventually result in a shopper going to a physical store. Forrester Research predicts that by 2016, more than half of the $3.5 trillion spent in offline US retail will be influenced by the websites (Forrester’s US Cross-Channel Retail Forecast, 2011 To 2016).

The O2O platform model has been recognized as a trillion dollar opportunity (http://techcrunch.com/2010/08/07/why-online2offline-commerce-is-a-trillion-dollar-opportunity/). According to official statistics, China’s O2O market reached 98.7 billion yuan (approximately US$9 billion) in 2011. Industry analysts anticipate that the China O2O market will quadruple to 418 billion yuan (approximately US$67 billion) in 2016 (http://www.prnewswire.com/news-releases/chinas-o2o-market-the-path-to-success-is-not-uni-directional-201906281.html). Moxian is able to capture a share in this market by offering its platform to merchants. Our platform allows users to be aware of their interested merchants’ on-going promotions so as to attract them to make purchases offline.

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Products and Services

Subscription Packages for Moxian+ Business App Merchant Clients

The Moxian+ Business App is solely for the use of Merchant Clients, which allows them to manage their presence within the Moxian+ platform, plan a campaign, offer discounts, manage payments and receive analytics. We offer free and paid subscription packages to our Merchant Clients using the Moxian+ Business App. We have three subscription levels. Our basic account is free, our gold account, is $1200 per year and our diamond account is offered at $2,000 per year.

With a basic account subscription, Merchant Clients get a “Do It Yourself” webpage and it has different modules into their account, including the address of the business, the phone number of the business, and a listing of up to 5 products that they can offer for sale through our e-commerce feature . The basic account features:.

●	Webpage to create an online shop

●	Interact with customers through MO-Talk, a voice chat service

●	Receive basic analytics reports

●	Provide rewards to Users

When a Merchant Client purchases one of our subscription packages, in addition to the features provided in the basic account subscription package, Merchant Clients also have access to more extensive set of tools on our platform, which allows them to

●	Send out messages to targeted customers

●	Receive more detailed analytics reports

●	Social Customer Relationship Management (‘SCRM’)

●	Fan rewards

●	Events Hosting

●	Vouchers and Product Listing

●	Features for multiple store locations

Moxian+ User App for Users

Our Users are referred to as “MO-Pals” within the User App. They can download and use the User App for free. Users provide basic information to sign up for a Moxian+ account and then they can invite friends and family members to join Moxian+, search and join different interest groups, and participate in social media, such as sharing activities, stories, photos and videos, send micro-blog messages, play online games in Moxian+’s game center, and earn MO-Coins, a virtual currency similar to credit card reward points which are explained further below.

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The Moxian+ User App has a variety of features to attract and retain Users. The Moxian+ User App also provides access to a social media platform with a package of services to provide interaction with other Users and Merchant Clients.

●	Interact with other Users through MO-Talk;

●	News Center with daily news items under “Hot Topics,” ‘Hot Events” and “Nearby People;”

●	Game Center to earn MO-Points;

●	Shop at Merchants’ Online Stores by credit card or MO-Coins; and

●	MO-Shake allows Users to shake their phone to win: vouchers; MO-Coins or MO-Points; and coupons, discounts or admission to other events hosted by Merchant Clients which are in the vicinity of the User.

Services for Merchant Clients

Social Customer Relationship Management (‘SCRM’)

Our SCRM is built to allow Merchant Clients to input their customer details into the system. The SCRM can then follow the customers’ activities, and allows Merchant Clients to send the promotional messages and advertisements to Users through our platform.

Targeted Marketing

Our Targeted Marketing tool is offered to paid Merchant Clients only. Its feature allows our Merchant Clients to contact their targeted Users directly by sending messages, promotions and vouchers to a specific range of customers, such as, customers who have visited their store in the past week or month or customers who have upcoming birthdays. Merchant Clients can send Users discounts or messages and target people by age, gender or other criteria.. We also provide targeted marketing to assist Merchant Clients to reach customers more efficiently. For example, we can generate a list of customers who have browsed a Merchant Client’s products over the past two months more than once, but not made a purchase, and a discount can be offered to them for certain products. In addition, Merchants Clients can find Users near their physical shops (within 1,000 meters) and invite them to their stores

Analytics Reports

Detailed reports are provided to paid Merchant Clients. These reports allow Merchant Clients to see the number of followers they have, the number of points redeemed and rewarded, and the number of vouchers purchased or redeemed offline. Merchant Clients with a free account receive only basic analytics, such as how many MO-points have been distributed. However, for paid accounts, Merchant Clients receive more detailed analytics regarding the buying patterns and likes of current and potential customers.

Merchant Clients can provide rewards to customers by including their customer’s mobile number. Customers who have installed the Moxian+ User App can then receive rewards on the platform in the form of MO-Points or discount vouchers. Customers who do not have the Moxian+ User App installed will receive a text message informing them of their rewards and that they can download the Moxian+ User App to redeem them.

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Event Hosting

Merchant Clients can host events through the platform and invite Users within a selected range, such as by proximity, common interest, or gender to participate in the event.

Vouchers and Product Listings

Merchant Clients can customize coupons or vouchers on the platform, daily or with whatever frequency they wish, or list available products.

Multiple store features

For those Merchant Clients which have multiple stores in different locations, our platform allows different stores to access to the same account. Moreover, different stores may be differentiated for which information they can access to by entering their location in the app.

Webpage to Create an Online Shop

We provide a Do it Yourself Webpage to create an online shop. The Merchant Client can include its logo, its product/service category, telephone number, and other information that is relevant to the business. The Shop will appear in the Moxian+ User App. A Merchant Client can manage its own shop by adding more information, posting events, offers, discounts

Our Platform

There are five components to our Moxian+ platform, which is the backend of our application. The Moxian+ platform includes the social media engine, the e-commerce engine, the rewards engine, the gamification engine, and the analytical engine.

Social Media Engine

Our data use policy governs the use of information that users have chosen to share and present. We also design our products to include robust safety tools. These tools are coupled with partnerships with online safety experts to offer protection for all users, particularly teenagers. We work with law enforcement to help promote the safety of our users as required by law. To the extent permissible, and with prior consent from the Users, we analyze User’s information to understand the Users behavior.

E-Commerce

Utilizing our e-commerce features, Merchant Clients are able to conduct business by posting products, offering coupons and sales as well as creating events and blogs through the Moxian+ Business App. On the other hand, Users can shop at the Merchant Clients’ shops like at any other e-commerce platform by ordering online and receiving the products by express delivery.

Rewards

Users are rewarded with MO-Points and MO-Coins. MO-Points are points granted to Users when they shop at Merchant Clients, play games on our platform or engage in other activities sponsored by the Merchant Clients. MO-Points can be redeemed at the Merchant Clients’ shops as determined by the Merchant Clients, or can be redeemed for MO-Coins which are virtual currency and can be used at any Merchant Client’s stores. MO-Coins are backed by cash paid by Merchant Clients which is held in an escrow account. They can be redeemed for cash, or used to purchase more MO-Points. The ratio of MO-Coins to actual currency is currently set at 10:1. A Merchant Client who pays for MO-Coins can also redeem them for cash.

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MO-Points and MO-Coins are traceable and trackable on the Moxian+ platform through designated serial number so that we can see exactly what Users do with them and use that information to assist our Merchant Clients to determine customer behaviors

From time to time, we may also give away MO-Points or MO-Coins as a promotion to increase our User base. We also plan to have our own “shopping mall” with merchandise that Users can purchase with MO-Points and MO-Coins in the upcoming year.

Gamification

Together with outside contractors we develop games for Users to earn MO-Points and MO-Coins and other rewards which may be specific to a certain Merchant Client. Users can use MO-Points to play games offered in our game center.

Analytical Engine

Moxian provides analytics to each Merchant Client for the consumer behavior Moxian learns through its platform to assist our Merchant Clients to better design their promotions and reach their target audience. We analyze consumer behavior through ‘likes’ and ‘dislikes’ of posts by certain merchants or the places they tend to “check-in” to, to determine their usual hang out.

News Center

On “Hot Topics,” the most popular topics and related blogs, news, and journals being discussed among Users will be displayed, so that Users can stay informed in real time. “Hot Events” provide information about events to be hosted by Merchant Clients, and they are categorized by different interests. In addition, Users will be able to see the list of other nearby Users, with information that a User may be willing to have displayed.

Marketing Strategy

Our success is dependent upon signing up paid Merchant Clients. The Merchant Clients, in turn, build up our base of Users by encouraging their customers to download our User App. Merchant Clients can offer MO-Points and MO-Coins to attract people to download our App. In order to attract more Merchant Clients, we also need to have an established base of Users.

We initially marketed only to merchants in Shenzhen, China where we launched Moxian version 1.0. Although this was a beta test, we had 30,000 merchants subscribe for our services. We are currently targeting these same merchants for Moxian+ and expanding the user base.

We have a sales force of 20 people based in Shenzhen, China. By the end of 2016, we intend to open an additional sales office in Shanghai and Guangzhou and hire a sales force of 200 sales people in four operating cities.

We are currently scheduling seasonal sales events in Shenzhen to promote our products and services to our initial Merchant Clients and give away MO-Points and MO-Coins.

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During 2016, we also plan to utilize third party distributors with an existing base of merchants to market our products.

Competition

Although major global social network platform providers have the advantage of an existing user base, we believe Moxian has a unique social business model and social media features that can enable us to stand out among the competition. Other major social networking platforms usually focus on personal photo sharing, video sharing, chat features, group chatting, micro-blogging, following groups’ online activities, rating and commenting on products and services. What we believe makes Moxian stand out is that our Merchant Clients have: (i) their own promotion pages, (ii) local event programs for their customer Users, (iii) location-based promotion information, (iv) mobile chat applications, (v) give-away free prizes for the Users, (vi) advertising on Moxian’s social pages, (vii) a social customer relationship management systems, (viii) a loyalty program using MO-Points and MO-Coins, and (ix) customized online games to promote merchants’ brands and group sales promotions. Therefore, by establishing our Merchant Client base first, we believe that our user acquisition will be easy to build up.

In China, we face stiff competition. Our major competitor in China is Dazong Dianping (“Dianping”). Dianping targets merchant clients as we do. In addition, Dianping also offers merchants a customized page, location based promotion information and a relationship management tool. The other principal competitors are Nuomi, Meituan and WeChat.

However, we believe Moxian+ is superior for SMEs because our SCRM offers Merchant Clients the ability to interact with their customers via instant messenger. In addition, we offer virtual currencies that can entice and encourage repeated visits by the Users.

Our Technology

Technology is the key to our success in achieving efficiency for our business, improving the user experience, and enabling innovation. We employ a team of over 80 engineering and data analytics personnel to build our technology platform and develop new online and mobile products. Key components of our technology include:

Data Science

Our data science technology serves various types of data-intensive computational needs, including deep learning, high-volume batch processing and multi-variable and multi-dimensional real-time analytics. Data mining and transaction, payment and behavioral data science capabilities are used extensively in numerous applications such as search and online marketing.

Security

We take various steps to ensure the security of the Moxian+ platform and the personal information of users of the platform, as well as the ecommerce transactions conducted on the platform. We conduct daily testing and have engaged an outside security consultant to conduct further testing and make recommendations as to additional security measures.

Research and Development

There are 120 people in the Research & Development department, which is responsible for developing and improving the mobile application, Moxian platform and customer experience in using our products. During the past two fiscal years, we have spent approximately $1,735,704 in 2014 and $4,355,052 in 2015, respectively on research and development.

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Employees

We have over 170 employees, with 12 in managerial positions, 35 in the product development and technical department, 10 working in the administrative department and over 120 people working in our sales and marketing department. We consider our employee relations to be good, and to date have not experienced a work stoppage due to a labor dispute.

Intellectual Property

Trademarks

We have registered for the following trademarks:

Mark	Country of Registration	Application Number	Class/Description	Current Owner	Status
	Hong Kong	302534274	Class 9: Magnetic data carries, recording discs, data processing equipment and computers Class 35: Advertising, business management, business administration Class 38: Telecommunications Class 40: Treatment of materials Class 41: Entertainment Class 42: Design and development of computer hardware and software	Moxian (Hong Kong) Limited	Registered
	America	85931344	Class 009: Magnetic data carries, recording discs, data processing equipment and computers Class 035: Advertising, business management, business administration Class 038: Telecommunications Class 040: Treatment of materials Class 041: Entertainment Class 042: Design and development of computer hardware and software	Moxian (Hong Kong) Limited	Registered
	China	13460852	Class 9: Magnetic data carries, recording discs, data processing equipment and computers	Moxian Shenzhen Technologies Co Ltd	Registered
魔线	China	13461178	Class 38: Telecommunications	Moxian Shenzhen Technologies Co Ltd	Registered

We have applied to register the following trademarks:

China	13460714	Class 42: Design and development of computer hardware and software	Moxian Shenzhen Technologies Co Ltd	Pending
China	10624504	Class 42: Design and development of computer hardware and software	Moxian Shenzhen Technologies Co Ltd	Pending

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Patents

We have submitted the patent applications as follows:

Patent	Country of Registration	Application Number	Description	Application Date	Status
A business promotion method based on internet platform for users to access the information independently	China	201310734492.2	Including background identifying steps giving feedbacks on the demands sent by terminal application steps, access end-user’s real-time location information and search nearby merchants, push merchant’s information and free rewards to users	27th December 2013	Pending
A method based on internet platform to achieve interactive information through QR code	China	201410235257.5	Including terminal application steps, start the application terminal of internet platform, access the merchant’s ID and IP on the platform through scanned QR code	30th May 2014	Pending
The method and system of pushing targeted advertising based on consumption patterns	China	201510628706.7	Including access user’s chat session content, analyze and abstract user’s interested information, send the corresponding targeted advertising to users through data analysis	28th September 2015	Pending
The method and system of pushing targeted advertising based on chat session	China	201510628708.6	Including access user’s consumption record, analyze and understand user’s consumption mode, send the corresponding targeted advertising to users through data analysis	28th September 2015	Pending

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Copyright

We have applied for copyright registration of Moxian’s mascot “Moya” on December 2, 2013. Moya is a mascot representing the Moxian Platform. Below are some pictures of Moya with different expressions:

Executive Office

Our principal executive offices are located at Block A, 9/F, Union Plaza, 5022 Binjiang Avenue, Futian District, Shenzhen City, Guangdong Province, China. Our telephone number is +86 (0)755-66803251. We maintain a website at www.moxian.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

Property

We do not own any real property. We currently rent office space in Shenzhen, PRC. The monthly rent is RMB 200,000 (or approximately $31,237). We also rent an office in Malaysia. The monthly rent for the Malaysia office is RM 20,000 (or approximately $4,727). We also rent an office in Beijing. The monthly rent for the Beijing office is RMB121,015 (or approximately $19,424). We believe that our office space is sufficient for our current needs.

Legal Proceedings

As of the date hereof, we know of no material pending legal proceedings against to which we or any of our subsidiaries is a party or of which any of our property is the subject. There are not proceedings in which any of our directors, executive officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest. From time to time, we may be subject to various claims, legal actions and regulatory proceedings arising in the ordinary course of business.

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REGULATIONS

This section sets forth a summary of the significant regulations or requirements that affect our business activities in Mainland China and Hong Kong.

PRC Law

Overview

Extensive regulatory schemes governing the operation of business with respect to telecommunications and Internet information services were published by the Chinese government. Besides the Ministry of Industry and Information Technology and State Administration of Radio, Film and Television, which regulates radio and television stations in China (“SARFT”), the various services of the PRC Internet industry are also regulated by various other governmental authorities, such as the State Council Information Office (“SCIO”), the General Administration for Press and Publication (“GAPP”), and the Ministry of Public Security.

Among all the regulations, the Telecommunications Regulations of the People’s Republic of China, promulgated on September 25, 2000, is the primary governing law. The Telecom Regulations set out the general framework under which domestic Chinese companies such as the Company’s subsidiaries and VIEs may engage in various types of telecommunications services in the PRC. They reiterate the long-standing principle that telecommunications service providers need to obtain operating licenses as a mandatory precondition to begin operation.

The Chinese government restricts foreign investment in Internet-related businesses. Accordingly, we operate our Internet-related businesses in China through Moyi, our VIE operating in Shenzhen, China.

Internet Information Services

The governing law for Internet information service is the Measures for the Administration of Internet Information Services, or the Internet Content Provider (“ICP”) Measures, which went into effect on September 25, 2000. Under the ICP Measures, any entity that provides information to online Internet users must obtain an operating license from Ministry of Industry and Information Technology (“MIIT”) or its local branch at the provincial level in accordance with the Telecom Regulations described above. The ICP Measures further stipulate that entities providing online information services in areas of news, publishing, education, medicine, health, pharmaceuticals and medical equipment must obtain permission from responsible national authorities prior to applying for an operating license from MIIT or its local branch at the provincial or municipal level. Moreover, ICPs must display their operating license numbers in a conspicuous location on their websites. ICPs must police their websites to remove categories of harmful content that are broadly defined.

Currently, Moyi holds an ICP license which was issued on January 22, 2014.

Online Privacy

Chinese law does not prohibit internet service providers from collecting and analyzing personal information from their users if the users agree to do so. The PRC government, however, has the power and authority to order internet service providers to submit personal information of an internet user if such user posts any prohibited content or engages in illegal activities on the internet.

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Under the Several Provisions on Regulating the Market Order of Internet Information Services (“Order”) promulgated by the MIIT which became effective on March 15, 2012, internet service providers may not, without a user’s consent, collect the user’ personal information that can be used, alone or in combination with other information, to identify the user, and may not provide any user’s personal information to third parties without the prior consent of the user. Internet service providers may only collect users’ personal information necessary to provide their services and must expressly inform the users of the method, scope and purpose of the collection and processing of such information. They are also required to ensure the proper security of users’ personal information, and take immediate remedial measures if such information is suspected to have been inappropriately disclosed. When a User registers to our application, we require our users to accept a user agreement whereby they agree to provide certain personal information to us. We will take other measures as necessary to comply with these provisions.

ICPs are also required to establish and publish their rules relating to personal information collection or use, keep any collected information strictly confidential, and take technological and other measures to maintain the security of such information. ICP operators are required to cease any collection or use of the user personal information, and de-register the relevant user account, when a given user stops using the relevant Internet service. ICP operators are further prohibited from divulging, distorting or destroying any such personal information, or selling or providing such information unlawfully to other parties. In addition, if an ICP operator appoints an agent to undertake any marketing and technical services that involve the collection or use of personal information, the ICP operator is still required to supervise and manage the protection of the information. As to penalties, in very broad terms, the Order states that violators may face warnings, fines, and disclosure to the public and, in most severe cases, criminal liability.

Currently, the collection of the information from the Users is agreed to by the Users when they sign up. In addition, any data mining or analyzing of the user data is for internal use only. We also take steps to ensure that the data collected is stored securely.

Internet Publishing

On June 27, 2002, SPPA and MIIT jointly released the Provisional Rules for the Administration of Internet Publishing, or the Internet Publishing Rules, which define “Internet publications” as works that are either selected or edited to be published on the Internet or transmitted to end-users through the Internet for the purposes of browsing, reading, using or downloading by the general public. Such works mainly include content or articles formally published by press media such as: (i) books, newspapers, periodicals, audio-visual products and electronic publications; and (ii) literature, art and articles on natural science, social science, engineering and other topics that have been edited.

According to the Internet Publishing Rules, web portals like Moxian are required to apply to and register with GAPP before distributing Internet publications. Therefore, the Company will apply for a license by December 31, 2015 to comply with the Internet Publishing Rules.

Moxian will be applying this license by the end of 2015.

Online Games

On May 10, 2003, the Provisional Regulations for the Administration of Online Culture were issued by the Ministry of Culture (“MCPRC”) and went into effect on July 1, 2003 (these regulations were revised by MCPRC on July 1, 2004). According to these regulations, commercial entities are required to apply to the relevant local branch of MCPRC for an Online Culture Operating Permit to engage in online games services.

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On July 27, 2004, GAPP and the State Copyright Bureau jointly promulgated the Notice on Carrying out the Decision from the State Council Regarding the Approval of Electronic and Online Games Publications, or the Games Notice. According to the Games Notice, the Internet Publications Distribution License is required for publishing online games.

Currently, Moxian holds the appropriate license which was issued by the Administration of Online Culture on November 25, 2015.

Encryption Software

On October 7, 1999, the State Encryption Administration Commission published the Regulations for the Administration of Commercial Encryption, followed by the first Notice of the General Office of the State Encryption Administration Commission on November 8, 1999. Both of these regulations address the use of software in China with encryption functions. According to these regulations, purchase of encryption products must be reported. Violation of the encryption regulations may result in a warning, penalty, confiscation of the encryption product, or criminal liabilities.

On March 18, 2000, the Office of the State Commission for the Administration of Cryptography issued a public announcement regarding the implementation of those regulations. The announcement clarifies the encryption regulations as below:

●	Only specialized hardware and software, the core functions of which are encryption and decoding, fall within the administrative scope of the regulations as “encryption products and equipment containing encryption technology.” Other products such as wireless telephones, Windows software and browsers do not fall within the scope of this regulation.

●	The PRC government has already begun to study the laws in question in accordance with WTO rules and China’s external commitments, and will make revisions wherever necessary. The Administrative Regulations on Commercial Encryption will also be subject to such scrutiny and revision.

In late 2005, the Administration Bureau of Cryptography further issued a series of regulations to regulate the development, production and sales of commercial encryption products, which all came into effect on January 1, 2006.

We believe that the Company is in proper compliance with these requirements.

Foreign Exchange

Foreign exchange regulation in China is primarily governed by the following regulations:

●	Foreign Exchange Administration Rules, or the Exchange Rules of the PRC, promulgated by the State Council on January 29, 1996, which was amended on January 14, 1997 and on August 5, 2008 respectively; and

●	Administration Rules of the Settlement, Sale and Payment of Foreign Exchange, or the Administration Rules promulgated by China People’s Bank on June 20, 1996.

Under the Exchange Rules of the PRC, Renminbi is convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions. As for capital account items, such as direct investments, loans, security investments and the repatriation of investment returns, however, the reservation or conversion of foreign currency incomes is still subject to the approval of SAFE or its competent local branches; while for the foreign currency payments for capital account items, the SAFE approval is not necessary for the conversion of Renminbi except as otherwise explicitly provided by laws and regulations.

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Under the Administration Rules, enterprises may only buy, sell or remit foreign currencies at banks that are authorized to conduct foreign exchange business after the enterprise provides valid commercial documents and relevant supporting documents and, in the case of certain capital account transactions, after obtaining approval from SAFE or its competent local branches. Capital investments by enterprises outside of China are also subject to limitations, which include approvals by the SAFE and the National Development and Reform Commission, or their respective competent local branches.

On October 21, 2005, SAFE issued the Circular on Several Issues concerning Foreign Exchange Administration for Domestic Residents to Engage in Financing and in Return Investments via Overseas Special Purpose Companies, or Circular No. 75, which went into effect on November 1, 2005. Circular No. 75 provides that if PRC residents use assets or equity interests in their PRC entities to establish offshore companies or inject assets or equity interests of their PRC entities into offshore companies for the purpose of overseas capital financing, they must register with local SAFE branches with respect to their investments in offshore companies. Circular No. 75 also requires PRC residents to file changes to their registration if their special purpose companies undergo material events such as capital increase or decrease, share transfer or exchange, merger or division, long-term equity or debt investments, provision of guaranty to a foreign party, etc. SAFE further promulgated the Implementing Rules for Circular No. 75, or Circular No. 106, clarifying and supplementing the concrete operating rules that shall be followed during the implementation and application of Circular No. 75.

On August 29, 2008, the Notice of the General Affairs Department of the State Administration of Foreign Exchange on the Relevant Operating Issues concerning the Improvement of the Administration of Payment and Settlement of Foreign Currency Capital of Foreign-funded Enterprises, or the Improvement Notice, was promulgated by SAFE. Pursuant to the Improvement Notice, the foreign currency capital of Foreign Investment Entities, after being converted to Renminbi, can only be used for doing business within the business scope approved by relevant governmental authorities, and shall not be used for domestic equity investment except as otherwise explicitly provided by laws and regulations.

On July 14, 2014, SAFE issued a new Circular on Several Issues concerning Foreign Exchange Administration for Domestic Residents to Engage in Investing and Financing and in Return Investments via Overseas Special Purpose Companies, or Circular No. 37, which enlarges the definition of SPV comparing to the Circular No. 75, which can invest in China under Circular No. 37. The method of investment include forming a new entity in China and through merging or acquiring a domestic company in China.

Hong Kong Law

Our website is maintained through a server in Hong Kong. Therefore, our data usage policy and regular terms of service for both our users and merchants must to comply with the applicable rules and regulations in Hong Kong SAR. As information from our Merchant Clients and Users are preserved in Hong Kong, with the law applicable to the Company is the Hong Kong Personal Data (Privacy) Ordinance (Cap 486). Non-compliance of such rules in Hong Kong may result in a fines of up to HKD $500,000. Directors of Moxian Hong Kong may also be personally liable for the Company’s violation of Hong Kong Personal Data (Privacy) Ordinance. We believe we are in compliance with the laws in Hong Kong.

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DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers and directors as of the date of this prospectus.

Name	Age	Position
James Mengdong Tan	55	President, Chief Executive Officer, Chief Financial Officer and Director
Hao Qing Hu	55	Director
Clarence Luo Xiao Yun	42	Vice President of Products
Yang Nan (1)(2)(3)	38	Independent Director
Liew Kwong Yeow(1)(2)(3)	58	Independent Director

(1)	Member of the Audit Committee effective upon the closing of this offering.

(2)	Member of the Compensation Committee effective upon the closing of this offering.

(3)	Member of the Nominating and Corporate Governance Committee effective upon the closing of this offering.

Mr. James Mengdong Tan has more than 20 years’ experience in managing private and public companies based in Asia and in the USA. Mr. Tan is currently the Director and CEO of 8iCapital. From 2003 until 2006, he was the Chairman and CEO of Vashion Group, a company listed on the Singapore Stock Exchange. From 2006 until 2009, he was the Executive Director and CEO of Vantage Corporation Limited, a company listed on the Singapore Stock Exchange. From 2006 to 2009, he served as a director on the Board of Pacific Internet Ltd, a company listed on NASDAQ, until its sale to Connect Holdings, a group comprised of Ashmore Investment Management Limited, Spinnaker Capital Limited and Clearwater Capital Partners. Mr. Tan graduated from the National University of Singapore (NUS) with a Bachelor of Arts in 1985. The Board of Directors reached a conclusion that Mr. Tan should serve as a Director of the Company based on his extensive experience in managing publicly traded companies.

Mr. Hao Qing Hu has more than 20 years of experience in managing business operations and business strategy. Since Sept, 2015 he has been the General Manager of Moxian Technologies (Beijing) Co., Ltd – a subsidiary of Moxian, Inc., in charge of the company’s overall operations. From June 2014 until Sept 2015, Mr. Hao was a Deputy General Manager of Xinhua Huamei Investment Management Co., Ltd. From 2005 until May 2014, Mr. Hao was a General Manager of Shandong Debang Construction Science and Technology Co., Ltd, where he was responsible for day to day operations and business development. Mr. Hao Qinghu was a board appointee of Xinhua Huifeng Equity Centre (Limited Partnership). The Board of Directors reached a conclusion that Mr. Hao should serve as a Director of the Company based on his extensive experience in PRC Company management.

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Ms. Yang Nan, age 37, has over 15 years’ working experience in international accounting firms, experienced in accounting, auditing, financial management, internal control and risk management. From 2000 to 2014, Maggie was with KPMG Huazhen (Beijing) as a Senior Manager of audit department, where she accumulated experience auditing US listed companies. Ms. Yang received her MBA degree from Guanghua School of Management, Peking University in 2014, the Bachelor of Economics from Renmin University of China in 2000. She is also a Certified Public Accountant (“CPA”) in both China and United States of America. The Board of Directors reached a conclusion that Ms. Yang should serve as an Independent Director of the Company and the Chairman of the Audit Committee based on her extensive experience in audit and accounting matters.

Mr. Liew Kwong Yeow has more than 25 years of experience in several multi-national organizations, such as Matsushita Denki, General Motors, Intel as well as Urmet Telecoms Italy. He served as the President, Chief Executive Officer and director of Rebel Group, Inc. from February 27, 2013 to January 30, 2015. He also held senior positions and mainly responsible for quality, engineering and procurement of related products and services. In 2006, Mr. Liew was instrumental in setting up the first manufacturing plant of Urmet telecommunications Torino Italy in China and fine-tuning its supply chains, and with Mr. Liew’s assistance, the entire operations of Urmet became significantly competitive in the China markets. Prior to that, Mr. Liew was the General Manager of Aztech Singapore’s plant in China from 2001 through 2005. During 1992 through 2001, he served as the head of QA Operations of the manufacturing facilities of Phoenix Mecano Switzerland in Singapore. Mr. Liew received his diploma in Electrical Engineering from Singapore Polytechnics University in 1974. He also completed the management study programs in: City and Guilds regarding Electrical and Electronics in 1974, Industrial Training Board at MOE Singapore in 1976, Matsushita DENKI Management Development Program in 1978, General Motors Institute in 1983 and Intel University in 1987. Mr. Liew is fluent in English and Chinese. The Board of Directors reached a conclusion that Mr. Liew should serve as an Independent Director of the Company based on his extensive experience.

Mr. Clarence Luo Xiao Yun, a China-born Singapore citizen, has 22 years of working experience in both China and Singapore. He received academic training in Information Systems, started his career as a CAD (Computer Aided Architecture Design) software developer, and graduated into various management roles, including Project Management, Product Manager, and Consulting and System Integration. Since 2011, Luo is the Managing Director for Earnest Partners PTE LTD, a training and consulting firm. He was the Senior Product Manager, Global Services, Nokia Siemens Networks in 2011-12, Senior Product Manager, reporting to the Director of Professional Services at Motorola Global Services in 2008-11. Luo received his bachelor degree in Science in Information Systems from the Sun Yat Sen University in 1996, Masters degree in Engineering in Wireless Communications from NUS in 1999 and MBA from Manchester University in 2011.

None of the events listed in Item 401(f) of Regulation S-K has occurred during the past ten years that is material to the evaluation of the ability or integrity of any of our directors, director nominees or executive officers.

Board of Directors

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Directors are elected at the annual meetings to serve for one-year terms. Officers are elected by, and serve at the discretion of, the board of directors. Our board of directors shall hold meetings on at least a quarterly basis.

As a smaller reporting company under the NYSE MKT rules we are only required to maintain a board of directors comprised of at least 50% independent directors, and an audit committee of at least two members, comprised solely of independent directors who also meet the requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

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Pursuant to the terms of the Subscription Agreement with Xinhua Huifeng Investment Center Co., Ltd. (Beijing), or Xinhua, upon the completion of the subscription, Xinhua had the right to nominate one member to the Board of Directors. On January 1, 2015, Xinhua appointed Mr. Hao Qing Hu to the Board and like other directors, shall hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.

Director Independence

The Board of Directors has reviewed the independence of our directors, based on the listing standards of the NYSE MKT. Based on this review, the Board of Directors determined that each of Yang Nan and Liew Kwong Yeow are independent within the meaning of the NYSE MKT rules. In making this determination, our Board of Directors considered the relationships that each of these non-employee directors has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence. As required under applicable NYSE MKT rules, we anticipate that our independent directors will meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session without the presence of non-independent directors and management.

Board Committees

Our Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Our Board of Directors has adopted written charters for each of these committees. Upon completion of this offering, copies of the charters will be available on our website. Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

The Audit Committee will be responsible for, among other matters:

●	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm the independence of its members from its management;

●	reviewing with our independent registered public accounting firm the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements;

●	coordinating the oversight by our board of directors of our code of business conduct and our disclosure controls and procedures

●	establishing procedures for the confidential and/or anonymous submission of concerns regarding accounting, internal controls or auditing matters; and

●	reviewing and approving related-party transactions.

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Upon completion of this offering, our audit committee will consist of Yang Nan and Liew Kwong Yeow. Yang Nan will serve as chair of the Audit Committee. Our Board of Directors has affirmatively determined that Yang Nan meets the definition of “independent director” for purposes of serving on an Audit Committee under Rule 10A-3 and NYSE MKT rules. Our Board of Directors has determined that Yang Nan qualifies as an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K and meets the financial sophistication requirements of the NYSE MKT rules.

Compensation Committee

The Compensation Committee will be responsible for, among other matters:

●	reviewing and approving, or recommending to the board of directors to approve the compensation of our CEO and other executive officers and directors;

●	reviewing key employee compensation goals, policies, plans and programs;

●	administering incentive and equity-based compensation;

●	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and

●	appointing and overseeing any compensation consultants or advisors.

Upon completion of this offering, our Compensation Committee will consist of Yang Nan and Liew Kwong Yoew. Liew Kwong Yeow will serve as chair of the Compensation Committee. Our Board of Directors has affirmatively determined that each of the members of the Compensation Committee meet the definition of “independent director” for purposes of serving on an Compensation Committee under Rule 10A-3 and NYSE MKT rules.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee will be responsible for, among other matters:

●	selecting or recommending for selection candidates for directorships;

●	evaluating the independence of directors and director nominees;

●	reviewing and making recommendations regarding the structure and composition of our board and the board committees;

●	developing and recommending to the board corporate governance principles and practices;

●	reviewing and monitoring the Company’s Code of Business Conduct and Ethics; and

●	overseeing the evaluation of the Company’s management

Upon completion of this offering, our Corporate Governance and Nominating Committee will consist of Yang Nan and Liew Kwong Yeow. Liew Kwong Yeow will serve as chair of the Corporate Governance and Nominating Committee. Our Board of Directors has affirmatively determined that each of the members of the Corporate Governance and Nominating Committee meet the definition of “independent director” for purposes of serving on a Nominating Committee under Rule 10A-3 and NYSE MKT rules.

Risk Oversight

Our Board of Directors will oversee a company-wide approach to risk management. Our Board of Directors will determine the appropriate risk level for us generally, assess the specific risks faced by us and review the steps taken by management to manage those risks. While our Board of Directors will have ultimate oversight responsibility for the risk management process, its committees will oversee risk in certain specified areas.

Specifically, our Compensation Committee will be responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our Audit Committee will oversee management of enterprise risks and financial risks, as well as potential conflicts of interests. Our Board of Directors will be responsible for overseeing the management of risks associated with the independence of our Board of Directors.

Code of Business Conduct and Ethics

Upon or prior to completion of this offering, our Board of Directors will adopt a code of business conduct and ethics that applies to our directors, officers and employees. Upon completion of this offering, a copy of this code will be available on our website. We intend to disclose on our website any amendments to the Code of Business Conduct and Ethics and any waivers of the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions.

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EXECUTIVE COMPENSATION

Set forth below is information regarding the compensation paid during the year ended September 30, 2015 and 2014 to our principal executive officer, principal financial officer and certain of our other executive officers, who are collectively referred to as “named executive officers” elsewhere in this prospectus.

Mr. James Mengdong Tan, who has become our President, Chief Executive Officer and a director of the Company since February 13, 2015, has not received any compensation prior to this offering and no arrangements have been entered into in relating to compensation after this offering.

Name and Principal Position	Year	Salary ($)	Total ($)
Clarence Luo Xiao Yun,	2015	16,051	195,997
Vice President of Products	2014	16,051	48,999

Outstanding Equity Incentive Awards At Fiscal Year-End

None.

Director Compensation

Mr. Liew Kwong Yeow and Ms. Nan, our independent directors entered into agreements on January 1, 2016 which provide for compensation equal to $5,000 per month.

On January 1, 2016, Mr, Hao Qing Hu, our non-executive director, entered into an agreement which provides for compensation equal to $5,000 per month.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more officers serving as a member of our board of directors.

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CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

The following is a description of transactions since October 1, 2013, in which the amount involved in the transaction exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets as at the year-end for the last two completed fiscal years, and to which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Service and Consultancy Agreement with REBL

On March 1, 2014, 8i Capital Limited (“8i Capital”), a company incorporated under the laws of the British Virgin Islands and of which our CEO, James Mengdong Tan is a sole member and director, entered into a service and consultancy agreement (the “Consultancy Agreement”) with SCA Capital Limited, a subsidiary of Rebel Group, Inc. (REBL). Under the Consultancy Agreement, 8i Capital agreed to provide corporate service to SCA Capital to assist it with the reverse merger acquisition of a company listed on the OTCQB (“Listco,”) and general business advisory service. In consideration, SCA Capital agreed to (i) pay $500,000 in total to 8i Capital, (ii) issue 5% of total shares of the Listco on a fully-diluted basis after the reverse acquisition and (iii) pay a retainer fee of $240,000 to 8i Capital per year. Mr Tan is deemed as a promoter as defined under Rule 405 of Regulation C promulgated under the Securities Act.

In February 2013, Mr. Tan assisted in the negotiation of the acquisition of approximately 77.26% of the then outstanding shares of REBL by three purchasers from the former shareholder of REBL. Mr. Tan also later offered consulting and business advisory services to REBL in connection with REBL’s reverse acquisition of Moxian BVI and its operating business in April 2013. In February 2014, Mr. Tan assisted in structuring the sale of all of the equity interests of Moxian BVI, a former direct subsidiary of REBL, and the license of the intellectual property rights of REBL to the Company pursuant to a License and Acquisition Agreement.

In January 2015, Mr. Tan, through 8i Capital, assisted with the share exchange transaction among REBL, Rebel Holdings Limited, a company incorporated under the laws of the British Virgin Islands and a wholly-owned subsidiary of REBL (“Rebel FC”) and the Rebel FC Stockholder.

On February 21, 2014, we acquired Moxian BVI, together with its subsidiaries, Moxian HK, Moxian Shenzhen, and Moxian Malaysia through our wholly-owned subsidiary, Moxian CN Samoa from REBL, by entering into a License and Acquisition Agreement (the “License and Acquisition Agreement”) in consideration of $1,000,000 (“Moxian BVI Purchase Price”). As a result, Moxian BVI, together with its subsidiaries, Moxian HK, Moxian Shenzhen, and Moxian Malaysia, became our subsidiaries. Under the License and Acquisition Agreement, REBL also agreed to grant us the exclusive right to use REBL’s intellectual property rights (collectively, the “IP Rights”) in Mainland China, Malaysia, and other countries and regions where REBL conducts its business (the “Licensed Territory”), and the exclusive right to solicit, promote, distribute and sell REBL products and services in the Licensed Territory for five years (the “License,”) and in consideration of such License, the Company agreed to pay to REBL (i) $1,000,000 as license maintenance royalty each year commencing on the first anniversary of the date of the License Agreement; and (ii) 3% of the gross profits resulting from the distribution and sale of the products and services on behalf of the Company as an earned royalty.

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In January 2015, Mr. Tan, through 8i Capital, assisted with the share exchange transaction among REBL, Rebel Holdings Limited, a company incorporated under the laws of the British Virgin Islands and a wholly-owned subsidiary of REBL (“Rebel FC”) and the Rebel FC Stockholder.

On January 30, 2015, the Company entered into an Equity Transfer Agreement (the “Equity Transfer Agreement,” such transaction, the “Equity Transfer Transaction”) with REBL, to acquire from REBL 100% of the equity interests of Moxian IP Samoa for $6,782,000 (the “Moxian IP Samoa Purchase Price”). Moxian IP Samoa owns all the intellectual property rights relating to the operation, use and marketing of the Moxian Platform, including all of the trademarks, patents and copyrights that are used in the Company’s business. As a result of the Equity Transfer Transaction, Moxian IP Samoa became a wholly-owned subsidiary of the Company. In addition, under the Equity Transfer Agreement, the Company and REBL agreed to terminate the License and Acquisition Agreement. Immediately prior to the execution of the Equity Transfer Agreement, the Moxian BVI Purchase Price was not yet paid and no license maintenance royalty or earned royalty under the License and Acquisition Agreement had accrued.

8i Capital also provided business advisory service to REBL regarding this transaction.

The Company agreed to issue to REBL a convertible promissory note for $7,782,000 (the “Rebel Note”), representing the sum of the Moxian IP Samoa Purchase Price and the Moxian BVI Purchase Price. The Rebel Note was due and payable on October 30, 2015 without any interest. The Company had the option to cause REBL to convert any and all amounts due under the Rebel Note into shares of the Company’s Common Stock at the conversion price of $1.00 per share (the “Conversion Price”), if the volume weighted average price (the “VWAP”) of the Company’s Common Stock for a period of 30 trading days immediately prior to the date of conversion was higher than the Conversion Price. The Company also had a right of first refusal to purchase the shares issuable upon conversion of the Rebel Note at the price of 80% of the VWAP for 30 trading days immediately prior to the date of the proposed repurchase by the Company, or at the price of $1.00 per share if such purchase is lower than $1.00.

On August 14, 2015, the VWAP of the Company’s Common Stock for 30 trading days prior to August 14, 2015 was higher than $1.00, which triggered the conversion of the Rebel Note. The Company notified REBL that it elected to cause it to convert $3,891,000 of the Rebel Note into 3,891,000 shares of its Common Stock (the “August Conversion”). As a result of the August Conversion, the remaining amount of the Rebel Note was $3,891,000.

On September 30, 2015, the Company notified REBL that it elected to cause it to convert the remainder of the Rebel Note into 3,891,000 shares of the Company’s Common Stock (the “September Conversion”). After the August Conversion and September Conversion, the entire balance of the Rebel Note was converted into total of 7,782,000 shares of the Company’s Common Stock.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 29, 2016, certain information concerning the beneficial ownership of our common stock by (i) each stockholder known by us to own beneficially five percent or more of our outstanding common stock or series a common stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power. The column entitled “Percentage of Shares Beneficially Owned—Before Offering” is based on a total of 128,011,883 shares of our common stock.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

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		Percentage of Shares Beneficially Owned
Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Before Offering	After Offering

Officers and Directors

James Mengdong Tan (2) President, Chief Executive Officer and Director	59,640,000	46.58%	%

Hao Qing Hu (3) Director	8,190,000	6.39%	%

Liew Kwong Yeow Independent Director	0	--%	--%

Yang Nan Independent Director	0	--%	--%

All officers and directors as a group (4 persons named above)	67,830,000	52.98%	%

5% Securities Holders

Good Eastern Investment Holding Limited (4) 10 Anson Road #35-11 International Plaza Singapore 079903	19,980,000	15.6%	%

Moxian China Limited (5) Room 2807, 28/F., Paul Y. Centre, 51 Hung To Road, Kwun Tong, Kowloon, Hong Kong	35,205,081	27.5%	%

Stellar Elite Limited (6) Room 2807, 28/F., Paul Y. Centre, 51 Hung To Road, Kwun Tong, Kowloon, Hong Kong	39,660,000	30.98%	%

Beijing Xinhua Huifeng Equity Investment Centre (Limited Partnership) (7) Beijing City, Haiding District, Zhongguan Village, 66 North Road, Block 1, Level 2, Room 05-079	8,190,000	6.39%	%

Rebel Group, Inc. (8) 7500A Beach Road, Unit 12-313, The Plaza, 199591	7,782,000	6.07%	%

(1)	Except as otherwise set forth below, the address of each beneficial owner is Room 2001, Building B, King Key 100, Hongbao Road, Luohu District, Shenzhen 518000, China

(2)	Includes (i) 39,660,000 shares of Common Stock that Stellar Elite Limited owns and (ii) 19,980,000 shares of Common Stock that Good Eastern Investment Holding Limited owns. Mr. Tan, is the sole director and sole shareholder of Stellar Elite Limited, and is a member and director of Good Eastern Investment Holding Limited.

(3)

Includes 8,190,000 shares of Common Stock that Beijing Xinhua Huifeng Equity Investment Centre (Limited Partnership) (Beijing) owns. Mr. Hao is the Managing Principal of Beijing Xinhua Huifeng Equity Investment Centre (Limited Partnership).

(4)	Mr. Tan, our Chief Executive Officer and President, is a sole member and director of Good Eastern Investment Holding Limited and is deemed to have sole voting and dispositive power over the shares.

(5)	Mr. Ng Ka Lam, is the sole member and director of Moxian China Limited and is deemed to have sole voting and dispositive power over the shares.

(6)	Mr. Tan, our Chief Executive Officer and President, is the Chief Executive Officer of Amazing Wave Limited, a Samoa company and the sole shareholder of Stellar Elite Limited and is deemed to have sole voting and dispositive power over the shares.

(7)	Mr. Hao is the Managing Principal of Beijing Xinhua Huifeng Equity Investment Centre (Limited Partnership) and is deemed to have sole voting and dispositive power over the shares.

(8)	Mr Leong Khien Kiee and Mr Leong Aan Yee, are the directors of Rebel Group, Inc. and is deemed to have voting and dispositive power over the shares.

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DESCRIPTION OF SECURITIES

The following description of our capital stock is only a summary, and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our articles of incorporation and our bylaws. On February 22, 2016, we entered into a share cancellation agreement with each of Good Eastern Investment Holdings Limited, Moxian China Limited and Stellar Elite Limited. Each entity agreed to cancel 50% of the shares beneficially owned by them for no consideration.

As of March 15, 2016, there were 128,011,883 shares of common stock outstanding, which were held by approximately 265 record shareholders.

Our authorized capital consists of 600,000,000 shares, of which 500,000,000 shares are designated as shares of common stock, par value $0.001 per share, and 100,000,000 shares are designated as shares of preferred stock, par value $0.001 per share. No shares of preferred stock are currently outstanding. Shares of preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, relative, participating, options and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of director before the issuance of any shares of Preferred Stock in such series.

Common Stock

Each share of our common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. The holders of our common stock are entitled to receive dividends, in equal amounts per share, when and as declared by our Board of Directors from legally available sources, subject to any restrictions in our certificate of incorporation or prior rights of the holders of our preferred stock. In the event of our liquidation or dissolution, the holders of our common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock. The holders of our common stock have no subscription, redemption or conversion privileges. Our common stock does not entitle its holders to preemptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Registration Rights

Under the Rebel Note, REBL, the holder of a total of 7,782,000 shares of our common stock, may request that we register all or a portion of its shares of common stock for sale under the Securities Act, on one or more occasions, until all of the shares it owns are so registered, or are sold or otherwise transferred.

Transfer Agent

The transfer agent for our capital stock is Island Stock Transfer, located at 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760.

Listing

We have applied to have our common stock listed on the NYSE MKT under the symbol “MOXC”.

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Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada, unless the corporation has elected to not be subject to these provisions.

The control share statute prohibits an acquirer of shares of an issuing corporation, under certain circumstances, from voting its shares of a corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: (a) one-fifth or more but less than one-third, (b) one-third but less than a majority, and (c) a majority or more, of the outstanding voting power. Generally, once a person acquires shares in excess of any of the thresholds, those shares and any additional shares acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights. A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of these provisions and will be subject to the control share provisions of the NRS if we meet the definition of an issuing corporation upon an acquiring person acquiring a controlling interest unless we later opt out of these provisions and the opt out is in effect on the 10th day following such occurrence.

The effect of the Nevada control share statute is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, only a limited public market for our common stock existed on the OTCQB. Future sales of substantial amounts of our common stock in the public market, including shares issued upon exercise of outstanding warrants, or the anticipation of such sales, could adversely affect prevailing market prices of our common stock from time to time and could impair our ability to raise equity capital in the future.

Upon the closing of this offering, we will have outstanding [●] shares of our common stock. The number of shares outstanding upon the closing of this offering assumes the underwriters, over-allotment option to purchase additional shares is not exercised. All of the shares sold in this offering will be freely tradable unless purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act of 1933, as amended, or the Securities Act.

In addition to the 128,011,883 shares of common stock outstanding, upon the completion of this offering and the acquisitions, we will have outstanding:

●	[●] shares of common stock issuable upon the exercise of the Underwriters’ Warrants; and

●	[●]shares of common stock issuable upon the exercise of the underwriters’ over-allotment option.

Lock-Up

We have agreed not to offer, issue, sell, contract to sell, encumber, pledge, grant options to purchase, or otherwise dispose of any shares of our common stock or securities exchangeable for or convertible into our common stock for a period of 12 months after the effective date of the registration statement, of which this prospectus forms a part, without the prior written consent of the underwriter. There are no existing agreements between the underwriters and any person who will execute a lock-up agreement in connection with this offering, providing consent to the sale of shares prior to the expiration of the lock-up period. This agreement does not apply to the issuance of shares upon the exercise of rights to acquire shares of common stock pursuant to any existing stock option or similar equity incentive or compensation plan.

The lock-up period may be extended in the circumstances described under “Underwriting.” For further details on the lock-up agreements, see the section entitled “Underwriting – Lock Up Agreements.”

Rule 144

In general, under Rule 144 of the Securities Act, as in effect on the date of this prospectus, any person who is not our affiliate at any time during the preceding three months, and who has beneficially owned their shares for at least six months, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our common stock provided current public information about us is available, and, after owning such shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our common stock without restriction.

A person who is our affiliate or who was our affiliate at any time during the preceding three months, and who has beneficially owned restricted securities for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of our common stock then outstanding, which will equal approximately [●] shares, or [●]shares if the underwriters exercise their over-allotment option in full, immediately following this offering, based on the number of shares of our common stock outstanding upon the closing of this offering; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a Notice of Proposed Sale of Securities pursuant to Rule 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

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UNDERWRITING

Subject to the terms and conditions in an underwriting agreement by and between us and [●], as representative of the underwriters of this offering, each underwriter named below has severally agreed to purchase from us, on a firm commitment basis, the number of shares of common stock set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus.

Underwriter	Number of Shares of Common Stock
[●]
Total

The underwriters have agreed to purchase all of the shares of common stock offered by this prospectus (other than those covered by the over-allotment option described below) if any are purchased. Under the underwriting agreement, if an underwriter defaults in its commitment to purchase the shares of common stock, the commitments of non-defaulting underwriters may be increased or the underwriting agreement may be terminated, depending on the circumstances. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock are subject to the passing upon certain legal matters by counsel and certain conditions such as confirmation of the accuracy of representations and warranties by us about our financial condition and operations and other matters.

Neither the underwriters nor any of their respective affiliates have provided any services to us or our affiliates in the past.

Commissions and Discounts

The underwriting discount is equal to the public offering price per share, less the amount paid by the underwriters to us per share. We estimate expenses payable by us in connection with this offering, other than the underwriting discounts referred to above, will be approximately $[●]. This estimate includes $[●] of fees and expenses of the underwriters, which includes the fees and expenses of underwriters’ counsel. In connection with the successful completion of this offering, for the price of $[●], [●] may purchase a warrant to purchase shares of common stock equal to 120% of the shares sold in this offering on the terms described below under “Underwriting — Underwriters’ Warrant.” Except as disclosed in this prospectus, the underwriters have not received and will not receive from us any other item of compensation or expense in connection with this offering considered by the Financial Industry Regulatory Authority, Inc. (“FINRA”), to be underwriting compensation under its rule of fair price. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters.

We also have agreed that, upon successful completion of this offering, for a period of 12 months from the effective date of the registration statement related to this offering, if we receive a bona fide offer from a third party to act (i) as lead or book-running manager or agent of any offering or placement of our securities or (ii) as our financial advisor in respect of any acquisition or sale of all or a portion of the Company, which we are willing to accept, we will offer to engage [●] with 6 % of the economics relating to such transaction. In accordance with FINRA rule 5110(f)(2)(F)(ii), [●] will have one opportunity to waive or terminate this right of first refusal in consideration of any payment of fee.

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The following table provides information regarding the amount of the discount to be paid to the underwriters by us:

Total
	Per Share	With Over-Allotment	Without Over-Allotment
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

The underwriters may offer some of the shares to other securities dealers at the public offering price less a concession of $[●] per share. The underwriters may also allow, and such dealers may re-allow, a concession not in excess of $[●] per share to other dealers. After the shares are released for sale to the public, the underwriters may change the offering price and other selling terms at various times

Determination of Offering Price

The representative has advised us that the underwriters propose to offer the shares directly to the public at the estimated public offering price range set forth on the cover page of this preliminary prospectus. That price range and the public offering price are subject to change as a result of market conditions and other factors.

Prior to this offering, there has only been limited public market for our common stock. The public offering price of the shares was determined by negotiation between us and the underwriters. The principal factors considered in determining the public offering price of the shares included:

●	the information in this prospectus and otherwise available to the underwriters, including our financial information;

●	the history and the prospects for the industry in which we compete;

●	the ability of our management;

●	the prospects for our future earnings;

●	the present state of our development and our current financial condition;

●	the general condition of the economy and the securities markets in the United States at the time of this offering;

●	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and

●	other factors as were deemed relevant.

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We cannot be sure that the public offering price will correspond to the price at which the shares will trade in the public market following this offering or that an active trading market for the shares will develop or continue after this offering.

Over-allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 60 days after the date of this prospectus, permits the underwriters to purchase a maximum of an additional 15% of the total number of shares of common stock offered to the public from us to cover over-allotments, at the public offering price per share, less the underwriting discount set forth on the cover page of this prospectus. If the underwriters exercise all or part of this option, they will purchase the shares covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total price to the public will be $[●] million and the total proceeds to us, before expenses, will be $[●] million, based on the public offering price of US$[●] per share and assuming the number of shares issued in this offering does not change. The underwriters have severally agreed that, to the extent the over-allotment option is exercised, they will each purchase a number of additional shares proportionate to the underwriter’s initial amount reflected in the table above.

Underwriters’ Warrant

We have also agreed to issue to [●], for a price of $[●], a warrant to purchase a number of shares equal to an aggregate of 2 % percent of the aggregate number of the shares sold in this offering. The warrants will have an exercise price equal to 120 % of the offering price of the shares sold in this offering. The warrants are exercisable commencing one year after the effective date of the registration statement related to this offering, and will be exercisable for five years thereafter. The warrants are not redeemable by us. Resales of the underwriter warrants, and resales of the shares of common stock issuable upon exercise of the underwriters’ warrants, have been registered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, on the registration statement of which this prospectus forms a part. Similarly we are seeking the resale registration of shares of common stock issuable upon exercise of the underwriter warrants. Pursuant to applicable FINRA rules, and in particular Rule 5110, the warrants (and underlying shares) issued to [●] may not be sold, transferred, assigned, pledged, or hypothecated, or the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective disposition of the securities by any person for a period of 180 days after the effective date of the registration statement related to this offering; provided, however, that the warrants (and underlying shares) may be transferred to officers or directors of [●] and members of the underwriting syndicate and their affiliates as long as the warrants (and underlying shares) remain subject to the lockup.

Lock-up Agreements

We have agreed with the underwriters that we will not, without the prior consent of the representative, for a period of 180 days following the date of this prospectus, offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, right or warrant to purchase, make any short sale, file a registration statement with respect to any of shares of our common stock or any securities that are convertible into or exercisable or exchangeable for shares of our common stock, or otherwise transfer or dispose of (including entering into any swap or other agreement that transfers to any other entity, in whole or in part, any of the economic consequences of ownership interest): (1) shares of our common stock; (2) shares of our subsidiaries or controlled affiliates; and (3) securities that are substantially similar to such shares of our common stock. We have also agreed to cause our subsidiaries and controlled affiliates to abide by the restrictions of the lock-up agreement. In addition, each of our directors and executive officers and each beneficial owner of 2% or more of our shares of our common stock will abide by similar 180 day lock-up agreements with respect to shares of our common stock, subject to customary exceptions for transfers among affiliates.

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Indemnification and Contribution

The underwriting agreement provides for indemnification between us and the underwriters against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

Short Sales, Stabilizing Transactions and Penalty Bids

In order to facilitate this offering, persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our shares of common stock during and after this offering. Specifically, the underwriters may engage in the following activities in accordance with the rules of the Securities and Exchange Commission.

Short sales. Short sales involve the sales by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares from us in this offering. The underwriters may close out any covered short position by either exercising their over-allotment option to purchase shares or purchasing shares in the open market. In determining the source of shares of our common stock to close out the covered short position, the underwriters will consider, among other things, the price of shares of our common stock or shares available for purchase in the open market as compared to the price at which they may purchase shares of our common stock through the over-allotment option. Naked short sales are any short sales in excess of such over-allotment option. The underwriters must close out any naked short position by purchasing shares of our common stock or shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering.

Stabilizing transactions. The underwriters may make bids for or purchases of shares of our common stock shares or shares for the purpose of pegging, fixing, or maintaining the price of the shares of our common stock or shares, so long as stabilizing bids do not exceed a specified maximum.

Penalty bids. If the underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering. Stabilization and syndicate covering transactions may cause the price of the shares to be higher than it would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resale of shares.

The transactions above may occur on the NYSE MKT or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our shares. If these transactions are commenced, they may be discontinued without notice at any time.

Miscellaneous

A prospectus in electronic format may be made available on websites maintained by the underwriters. These websites and the information contained on these websites, or connected to these websites, are not incorporated into and are not a part of this prospectus. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative of the underwriters to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares offered by this prospectus to accounts over which they exercise discretionary authority.

57

LEGAL MATTERS

The validity of the shares of our common stock offered hereby has been passed upon for us by Loeb & Loeb LLP, New York, New York. [●] is acting as counsel to the underwriters.

EXPERTS

Dominic K.F. Chan & Co., independent registered public accounting firm, has audited our financial statements at September 30, 2015 and 2014 and for each of the two years ended September 30, 2015 and 2014 as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Dominic K.F. Chan & Co.’s report which includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing us at 228 Park Ave South, #82217, New York, NY 10003 or telephoning us at +86 (0)755-66803251.

We are subject to the information reporting requirements of the Exchange Act, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for inspection and copying at the public reference room and web site of the SEC referred to above. We also maintain a website at www.moxian.com, at which, following the closing of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website incorporated by reference in, and is not part of, this prospectus.

58

MOXIAN, INC.

Index to Financial Statements

Unaudited Financial Statements

Audited Financial Statements

F-1

MOXIAN, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars)

	December 31, 2015	September 30, 2015
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,249,611	$2,398,713
Prepayments, deposits and other receivables	752,530	1,042,727
Inventories	36,546	38,310
Total current assets	2,038,687	3,479,750

Deferred tax assets (Note 8)	54,390	52,609
Property and equipment, net (Note 3)	2,189,212	2,941,562
Intangible assets, net (Note 4)	7,313,357	6,600,285
TOTAL ASSETS	$11,595,646	$13,074,206

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Accruals and other payables	$422,332	$600,675
Loans from shareholders (Note 5)	2,205,299	1,462,525
Subscription payment	6,161,714	5,505,915
Total current liabilities	8,789,345	7,569,115
Total liabilities	$8,789,345	$7,569,115

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, authorized: 100,000,000 shares. 0 shares issued and outstanding as of December 31, 2015 and September 30, 2015, respectively	-	-
Common stock, $0.001 par value, authorized: 500,000,000 shares. 214,666,944 shares issued and outstanding as of December 31, 2015 and September 30, 2015, respectively (Note 6)	214,667	214,667
Additional paid-in capital	16,350,577	16,350,577
Deficit accumulated during the development stage	(13,979,040)	(11,174,812)
Accumulated other comprehensive income	220,097	114,659
Total stockholders’ equity	2,806,301	5,505,091
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,595,646	$13,074,206

See accompanying notes to unaudited consolidated financial statements

F-2

MOXIAN, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Stated in US Dollars)

	For Three Months Ended December 31
	2015	2014
	(Unaudited)	(Unaudited)
Revenues, net	$5,584	$45,505
Cost of revenue	(1,306)	(7,911)
Gross Profit	4,278	37,594

Depreciation and amortization expenses	(443,444)	(35,081)
Selling, general and administrative expenses	(2,370,366)	(989,785)
Loss from operations	(2,809,532)	(987,272)

Interest income	884	11
Other income	1,501	-
Loss before income tax	(2,807,147)	(987,261)

Income tax expenses-deferred tax benefit (Note 8)	2,919	-
Net loss	(2,804,228)	(987,261)

Foreign currency translation adjustments	105,438	142,349
Comprehensive loss	$(2,698,790)	$(844,912)

Basic and diluted loss per common share	$(0.01)	$(0.00)

Basic and diluted weighted average common shares outstanding	214,666,944	198,300,000

See accompanying notes to unaudited consolidated financial statements

F-3

MOXIAN, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Stated in US Dollars)

				Accumulated	Accumulated
			Additional	deficit	other
	Common Stock*		paid-in	development	comprehensive
	Shares	Amount	Capital	Stage	income	Total

Balance at inception, October 12, 2010
Common shares issued - Founder for property and equipment	186,000,000	$186,000	$-	$(182,900)	$-	$3,100
Additional paid in capital by founder	-	-	-	169	-	169
Net loss	-	-	-	(21)	-	(21)

Balance, December 31, 2010	186,000,000	$186,000	$-	$(182,752)	$-	$3,248

Additional paid in capital by founder	-	-	-	2,146	-	2,146
Issue of common stock	12,300,000	12,300	-	28,700	-	41,000
Net loss	-	-	-	(12,606)	-	(12,606)

Balance, December 31, 2011	198,300,000	$198,300	$-	$(164,512)	$-	$33,788

Net loss	-	-	-	(33,572)	-	(33,572)

Balance, December 31, 2012	198,300,000	$198,300	$-	$(198,084)	$-	$216

Additional paid in capital by founder	-	-	-	2,950	-	2,950
Net loss	-	-	-	(14,690)	-	(14,690)

Balance, September 30, 2013	198,300,000	$198,300	$-	$(209,824)	$-	$(11,524)

Inclusion of Moyi (See Note 1)	-	-	162,914	-	-	162,914
Net loss	-	-	-	(4,791,342)	-	(4,791,342)
Foreign currency adjustment	-	-	-	-	52,929	52,929

Balance, September 30, 2014	198,300,000	$198,300	$162,914	$(5,001,166)	$52,929	$(4,587,023)

Issuance of shares	16,366,944	16,367	16,350,577	-	-	16,366,944
Inclusion of Moyi (See Note 1)	-	-	(162,914)	-	-	(162,914)
Net loss	-	-	-	(6,173,646)	-	(6,173,646)
Foreign currency adjustment	-	-	-	-	61,730	61,730

Balance, September 30, 2015	214,666,944	$214,667	$16,350,577	$(11,174,812)	$114,659	$5,505,091

Net loss	-	-	-	(2,804,228)	-	(2,804,228)
Foreign currency adjustment	-	-	-	-	105,438	105,438

Balance, December 31, 2015	214,666,944	$214,667	$16,350,577	$(13,979,040)	$220,097	$2,806,301

*The number of shares of common stock has been retroactively restated to reflect the 60-for-1 forward stock split effected on December 13, 2013.

See accompanying notes to unaudited consolidated financial statements

F-4

MOXIAN, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US Dollars)

	For Three Months Ended December 31,
	2015	2014
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,804,228)	$(987,261)
Depreciation and amortization expense	443,444	35,081
Changes in operating assets and liabilities:
Inventories	1,067	(35,687)
Prepayments, deposits and other receivables	276,554	(147,812)
Deferred tax assets	(2,919)	-
Accruals and other payables	612,347	(111,127)
Net cash used in operating activities	(1,473,735)	(1,246,806)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(303,821)	(20,109)
Purchase of intangible asset	(124,484)	-
Net cash used in investing activities	(428,305)	(20,109)

CASH FLOWS FROM FINANCING ACTIVITIES
Loan from shareholders borrowings	775,883	418,931
Net cash provided by financing activities	775,883	418,931

Effect of foreign currency translation	(22,944)	142,349
Net decrease in cash and cash equivalents	(1,149,101)	(705,635)
Cash and cash equivalents, beginning of year	2,398,712	1,770,196
Cash and cash equivalents, end of year	$1,249,611	$1,064,561

Supplemental cash flow disclosures:
Cash paid for interest expense	$-	$-
Cash paid for income taxes	$-	$-

See accompanying notes to unaudited consolidated financial statements

F-5

MOXIAN, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization and nature of operations

Moxian, Inc. (formerly known as Moxian China, Inc., hereinafter referred as “Moxian,” together with its subsidiaries, the “Company”), was incorporated under the laws of the State of Nevada on October 12, 2010. The Company, through its subsidiaries and variable interest entity, engages in the business of operating a social network platform that integrates social media and business into one single platform.

On February 17, 2014, the Company incorporated Moxian CN Group Limited (“Moxian CN Samoa”) under the laws of Independent State of Samoa.

On February 21, 2014, the Company completed the acquisition of Moxian Group Limited (“Moxian BVI”) and its subsidiaries from Rebel Group, Inc., a Florida Corporation (“REBL”) pursuant to a License and Acquisition Agreement (the “License and Acquisition Agreement”), whereby the Company (i) acquired all the equity interests of Moxian BVI, and (ii) obtained the license to use the intellectual property rights (as define below) of REBL. Pursuant to the License and Acquisition Agreement, REBL agreed to sell, convey, and transfer 100% of the equity interests of Moxian BVI to Moxian CN Samoa, a newly incorporated wholly-owned subsidiary of the Company, in cash consideration of an aggregate of $1,000,000. As a result, The Company began to consolidate Moxian BVI, together with its subsidiaries, Moxian HK, Moxian Shenzhen, and Moxian Malaysia’s financial statement on February 21, 2014.

Under the License and Acquisition Agreement, REBL also agreed to grant us the exclusive right to use REBL’s IP Rights in Mainland China, Malaysia, and other countries and regions where REBL conducts its business (the “Licensed Territory”), and the exclusive right to solicit, promote, distribute and sell REBL products and services in the Licensed Territory for five years (the “License”). In exchange for such License, the Company agreed to pay to REBL: (i) $1,000,000 as a license maintenance royalty each year commencing from the second year from the date of the agreement; and (ii) 3% of the gross profit of distribution and sale of REBL products and services as an earned royalty. Pursuant to the License and Acquisition Agreement, the Company has the right to acquire the new IP Rights that are developed by REBL and sub-license such rights to a third party. The Company also has the obligation to develop the social media market in the Licensed Territory of REBL products and services.

Moxian BVI was incorporated on July 3, 2012 under the laws of British Virgin Islands. REBL owned 100% equity interests of Moxian BVI prior to the closing of the License and Acquisition Agreement, among the Company, Moxian BVI and REBL.

Moxian (Hong Kong) Limited (“Moxian HK”) was incorporated on January 18, 2013 and became Moxian BVI’s subsidiary since February 14, 2013. Moxian HK is currently engaged in the business of online social media. Moxian HK operates through two wholly-owned subsidiaries: Moxian Technologies (Shenzhen) Co., Ltd. (“Moxian Shenzhen”) and Moxian Malaysia SDN BHD (“Moxian Malaysia”).

Moxian Shenzhen was invested and wholly owned by Moxian HK. Moxian Shenzhen was incorporated on April 8, 2013 and was engaged in the business of internet technology, computer software, commercial information consulting

Moxian Malaysia was incorporated on March 1, 2013 and became Moxian HK’s subsidiary since April 2, 2013. Moxian Malaysia is conducting its business in IT services and media advertising industry.

Shenzhen Moyi Technologies Co., Ltd. (“Moyi”) was incorporated on July 19, 2013 under the laws of the People’s Republic of China (the “PRC”) and became a variable interest entity (“VIE”) of Moxian Shenzhen since July 15, 2014. Moxian Shenzhen controls Moyi through arrangement that absorbs operations risk, as if Moyi were a wholly-owned subsidiary of Moxian Shenzhen.

F-6

MOXIAN, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization and nature of operations (continued)

On January 30, 2015, the Company entered into an Equity Transfer Agreement (the “Equity Transfer Agreement,” such transaction, the “Equity Transfer Transaction”) with REBL, to acquire from REBL 100% of the equity interests of Moxian Intellectual Property Limited, a company incorporated under the laws of Samoa and a wholly-owned subsidiary of REBL (“Moxian IP Samoa”) for $6,782,000 (the “Moxian IP Samoa Purchase Price”), meanwhile terminated the License and Acquisition Agreement. Moxian IP Samoa owns all the intellectual property rights relating to the operation, use and marketing of the Moxian Platform, including all of the trademarks, patents and copyrights that are used in the Company’s business. As a result of the Equity Transfer Transaction, Moxian IP Samoa became a wholly-owned subsidiary of the Company.

Moxian Technology (Beijing) Company Limited (“Moxian Beijing”) was incorporated on December 10, 2015 under the laws of PRC by Moxian Shenzhen.

The Company is currently devoting its efforts to develop mobile application and online platform that facilitate the small to medium size businesses to attract more clients.  The Company’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, develop apps and websites, generate servicing income, and ultimately, achieve profitable operations. The accompanying unaudited consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2.	Summary of principal accounting policies

Basis of presentation

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and reflect the activities of the following subsidiaries and VIE: Moxian CN Samoa, Moxian BVI, Moxian HK, Moxian Shenzhen, Moxian Malaysia, Moyi, Moxian Beijing and Moxian IP Samoa. All material intercompany transactions and balances have been eliminated in the consolidation.

The interim consolidated financial information as of December 31, 2015 and for the three months ended December 31, 2015 and 2014 have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures, which are normally included in annual consolidated financial statements prepared in accordance with U.S. GAAP, have been omitted pursuant to those rules and regulations. The interim consolidated financial information should be read in conjunction with the financial statements and the notes thereto, included in the Company’s Form 10-K for the fiscal year ended September 30, 2015, previously filed with the SEC.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair statement of the Company’s consolidated financial position as of December 31, 2015, its consolidated results of operations for three months ended December 31, 2015 and 2014, and its consolidated cash flows for the three months ended December 31, 2015 and 2014, as applicable, have been made. The interim results of operations are not necessarily indicative of the operating results for the full fiscal year or any future periods.

In accordance with the interpretation of Generally Accepted Accounting Principles (GAAP), variable interest entities (VIEs) are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes.

F-7

MOXIAN, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of principal accounting policies (continued)

ASC 810 (Financial Accounting Standards Board (“FASB”) Interpretation Number (“FIN”) 46 (revised December 2003), “Consolidation of Variable Interest Entities, and Interpretation of ARB No. 51” (“FIN 46R”), addresses whether certain types of entities referred to as variable interest entities (“VIEs”), should be consolidated in a company’s audited consolidated financial statements. Pursuant to an Exclusive Business Cooperation Agreement by and between Moxian Shenzhen and Moyi, dated July 15, 2014, Moxian Shenzhen has the exclusive right to provide to Moyi technical and systems support, marketing consulting services, training for technical personnel and technical consulting services. As payment for these services, Moyi has agreed to pay Moxian Shenzhen a service fee equal to 100% Moyi’s pre-tax profit. In accordance with the provisions of ASC 810, the Company has determined that Moyi is a VIE of Moxian Shenzhen and that the Company is the primary beneficiary, and accordingly, the financial statements of Moyi are consolidated into the financial statements of the Company.

Use of estimates

The preparation of the unaudited consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the audited consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign currency transactions and translation

The reporting currency of the Company is United States Dollars (the “USD”) and the functional currency of Moxian Shenzhen, Moyi and Moxian Beijing is Renminbi (the “RMB”) as China is the primary economic environment in which they operate, the functional currency of Moxian HK is Hong Kong Dollar (the “HKD”), and the functional currency of Moxian Malaysia is Malaysia Ringgit (the “MYR”).

For financial reporting purposes, the financial statements of Moxian Shenzhen, Moyi, Moxian Beijing, Moxian HK and Moxian Malaysia, which are prepared using their respective functional currencies, are translated into the reporting currency, United States dollar ("U.S. dollar") so to be consolidated with the Company’s. Monetary assets and liabilities denominated in currencies other than the reporting currency are translated into the reporting currency at the rates of exchange ruling at the balance sheet date. Revenues and expenses are translated using average rates prevailing during the reporting period. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income in owners’ deficit. Transaction gains and losses are recognized in the statements of operations and comprehensive income.

The exchange rates applied are as follows:

Balance sheet items, except for equity accounts	December 31, 2015	September 30, 2015
RMB:USD	6.4917	6.3568
HKD:USD	7.7510	7.7501
MYR:USD	4.3026	4.4124

F-8

MOXIAN, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of principal accounting policies (continued)

Items in the statements of operations and comprehensive loss, and statements cash flows

	Three Months Ended December 31,
	2015	2014
RMB:USD	6.3907	6.1389
HKD:USD	7.7506	7.7559
MYR:USD	4.2821	3.3643

Recent accounting pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers, that introduces a new five-step revenue recognition model in which an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires disclosures sufficient to enable users to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers, including qualitative and quantitative disclosures about contracts with customers, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract. The amendments in ASU 2015-14 defer the effective date of ASU 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently evaluating the new guidance to determine the impact it will have on its consolidated financial statements.

In June 2014 Accounting Standards Update 2014-10 removed the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. This ASU is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The Company has elected to adopt this ASU effective from the first quarterly report on Form 10-Q of the fiscal year ending September 30, 2016 and its adoption resulted in the removal of previously required development stage financial information.

In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This update codifies management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The guidance is effective for interim and annual periods ending after December 15, 2016 and early adoption is permitted. The amendments in this ASU will not impact the Company's financial position or results of operations. The new guidance will require a formal assessment of going concern by management based on criteria prescribed in the new guidance. The Company is reviewing its policies and processes to ensure compliance with this new guidance.

F-9

MOXIAN, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of principal accounting policies (continued)

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 340): Simplifying the Measurement of Inventory. Under this guidance, entities utilizing the FIFO or average cost method should measure inventory at the lower of cost or net realizable value, whereas net realizable value is defined as the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. This ASU should be applied prospectively and will be effective for the Company beginning January 1, 2017 with early adoption permitted. The Company is currently evaluating the new guidance; however, it does not anticipate that the impact to its consolidated financial statements will be significant.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes, to simplify the presentation of deferred income taxes. The amendments in this update require that deferred tax assets and liabilities be entirely classified as noncurrent within the statement of financial position, and is effective for public business entities for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The amendments may be applied prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. The Company has not adopted this guidance as of December 31, 2015.

3.	Property and equipment, net

	December 31, 2015	September 30, 2015
	(Unaudited)
Electronic equipment	$2,341,915	$2,357,085
Furniture and fixtures	87,412	22,752
Construction in progress	-	796,996
Leasehold improvements	392,389	193,225
Total property and equipment	2,821,716	3,370,058
Less: Accumulated depreciation	(632,504)	(428,496)
Total property and equipment, net	$2,189,212	$2,941,562

The depreciation expenses for the three months ended December 31, 2015 and 2014 were $223,424 and $35,081, respectively.

4.	Intangible assets

As of December 31, 2015 and September 30, 2015, the Company has the following amounts related to intangible assets:

	December 31, 2015	September 30, 2015
	(Unaudited)
IP rights	$6,782,000	$6,782,000
Other intangible assets	1,287,265	354,755
	8,069,265	$7,136,755
Less: accumulated amortization	(755,908)	(536,470)
Net intangible assets	$7,313,357	$6,600,285

F-10

MOXIAN, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

4.	Intangible assets (continued)

No significant residual value is estimated for these intangible assets. Aggregate amortization expense for the three months ended December 31, 2015 and 2014, totaled $220,020 and $0, respectively. The following table represents the total estimated amortization of intangible assets for the five succeeding fiscal years subsequent to December 31, 2015:

For the Fiscal Year Ending September 30	Estimated Amortization Expense
(Unaudited)
2016	$687,293
2017	916,390
2018	893,950
2019	764,773
2020 and thereafter	$4,050,951

5.	Related party transactions and balances

The table below sets forth related parties having transactions for the three months ended December 31, 2015 and 2014, or balances as of December 31, 2015 and September 30, 2015 with the Group.

Name	Relationship with the Company
Jet Key Limited (“Jet Key”)	A below 1% shareholder of the Company
Shenzhen Bayi Consulting Co. Ltd. (“Bayi”)	A below 5% shareholder of the Company
Ace Keen Limited (“Ace Keen”)	A below 1% shareholder of the Company
Moxian China Limited	A 32.8% shareholder of the Company
Zhang Xin	A below 5% shareholder of the Company

Details of major related party balances as of December 31, 2015 and September 30, 2015 and main transactions for the three months ended December 31, 2015 and 2014 are as follows:

(1)	Amount due to shareholders

Nature and Company	December 31, 2015	September 30, 2015
	(Unaudited)
Bayi	$1,642,233	$1,286,811
Moxian China Limited	161,087	(50,256)
Jet Key	203,823	202,373
Ace Keen	99,133	23,597
Zhang Xin	99,023	-
	$2,205,299	$1,462,525

(2)	Main transactions with shareholders

Nature and Company	Three Months Ended December 31
	2015	2014
	(Unaudited)	(Unaudited)
Loan from /(repayment to) Bayi	$388,202	$(23,436)
Loan from Moxian China Limited	212,629	411,714
Loan from Zhang Xin	99,025	-
Loan from Ace Keen	76,028	7,333

F-11

MOXIAN, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

5.	Related party transactions and balances (continued)

The loans were made by shareholders to Moxian HK, Moxian Shenzhen, Moyi, and Moxian Malaysia and are unsecured, interest free and will be due and payable in 12 months.

On November 9, 2015, Moxian HK and Zhang Xin entered into a loan agreement whereby Zhang Xin agreed to provide a loan to Moxian HK in aggregate of HKD767,500 (approximately $99,025) without any interests and with a term of repayment of 12 months.

On November 12, 2015, Moxian HK and Moxian China Limited entered into a loan agreement whereby Moxian China Limited agreed to provide a loan to Moxian HK in aggregate of HKD348,000 (approximately $44,900) without any interests and with a term of repayment of 12 months.

On November 20, 2015, Moxian HK and Ace Keen entered into a loan agreement whereby Ace Keen agreed to provide a loan to Moxian HK in aggregate of HKD589,258.80 (approximately $76,028) without any interests and with a term of repayment of 12 months.

On December 25, 2015, Moxian Shenzhen and Bayi entered into a loan agreement whereby Bayi agreed to provide a loan to Moxian Shenzhen in aggregate of RMB4,560,883.40 (approximately $713,675) without any interests and with a term of repayment of 12 months.

On October 31, 2014 and November 30, 2014, Moxian Shenzhen received RMB 630,000 (approximately $102,942) and RMB 90,000 (approximately $14,486), respectively, as loans (the “MCL Shenzhen Loans”) from Moxian China Limited. The term of such loans is twelve months and they bear no interest. On December 31, 2014, the Company, Moxian China Limited and Moxian Shenzhen entered into a Loan Agreement, where the Company agreed to issue a convertible promissory note (the “Note”) to Moxian China Limited for the repayment of the MCL Shenzhen Loans.

On October 31, 2014 and November 30, 2014, Moxian Malaysia received a loan in the amount of MYR 118,800 (approximately $34,032) and MYR 23,100 (approximately $6,605), respectively, from Moxian China Limited (the “MCL Malaysia Loans”). The term of such loans is twelve months and they bear no interest. On December 31, 2014, the Company, Moxian China Limited and Moxian Malaysia entered into a Loan Agreement, where the Company agreed to issue a Note to Moxian China Limited for the repayment of the MCL Malaysia Loans.

On November 30, 2014, Moxian HK received HKD $500,000 (approximately $64,437) as a loan from Moxian China Limited (the “MCL HK Loan”). The term of such loan is twelve months and it bears no interest. On December 31, 2014, the Company, Moxian China Limited and Moxian HK entered into a Loan Agreement, where the Company agreed to issue a Note to Moxian China Limited for the repayment of the MCL HK Loan.

The Notes issued to Moxian China Limited by the Company in consideration of the MCL Shenzhen Loans, the MCL Malaysia Loans and the MCL HK Loan are of substantially similar terms. The Notes will be due and payable in one year and bears no interest. Upon consummation of a financing that generates at least $5,000,000 by the Company (“Qualified Financing”), the Notes shall automatically convert into shares of the Company’s Common Stock at a conversion price equal to the price of the Company’s securities sold in the Qualified Financing. If no Qualified Financing is consummated prior to the maturity date of Notes and as long as there remains any outstanding principal or interest of the Notes, holders of the Notes shall have the option to convert the Notes within 30 days after the maturity date at a conversion price that is equal to the volume weighted average price of Common Stock during a 20-day trading period prior to the conversion of the Notes.

F-12

MOXIAN, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

5.	Related party transactions and balances (Continued)

On August 14, 2015, the Company issued 8,584,944 shares of Common Stock to Moxian China Limited, Jet Key Limited, Ace Keen Limited, Morolling International HK Limited and Shenzhen Bayi Consulting Co Ltd as a result of the conversion of $8,584,944 of convertible promissory notes held by Moxian China Limited, Jet Key Limited, Ace Keen Limited, Morolling International HK Limited and Shenzhen Bayi Consulting Co Ltd at that moment at $1.00 per share.

6.	Capital stocks

The Company entered into a subscription agreement (“Zhongtou Subscription Agreement”) with Zhongtou Huifeng Investment Management (Beijing) Co. Ltd. (“Zhongtou”) on April 24, 2015, whereby we agreed to sell an aggregate of 8,169,000 shares of the Company’s Common Stock at a per share price of $1.00 for gross proceeds of $8,190,000 (approximately RMB50,000,000) and to issue to Zhongtou for no additional consideration a warrant (the “Warrant”) to purchase in the aggregate of 32,000,000 shares (“Warrant Shares”) of Common Stock at an exercise price of $2.00 per share, exercisable on or prior to July 31, 2015. On June 4, 2015, the Company and Zhongtou entered into a Termination Agreement to terminate the Zhongtou Subscription Agreement as Zhongtou’s principals have determined to make the investment described in the Zhongtou Subscription Agreement through a different entity, Beijing Xinhua Huifeng Equity Investment Center (Limited Partnership) (“Xinhua”).

On June 4, 2015, the Company and Xinhua entered into a new Subscription Agreement (“Xinhua Subscription Agreement”) on substantially the same terms as the Zhongtou Subscription Agreement (the “Transaction”). Pursuant to the Xinhua Subscription Agreement, if the Company fails to contract with 25,000 new paying merchants by September 30, 2016, the Company shall issue an additional number of shares of Common Stock to Xinhua, equal to 50% of the accumulated number of Warrant Shares exercised and acquired by Xinhua as of September 30, 2016, for no additional consideration (“Make Good Provision”). The Make Good Provision will be available only if Xinhua has exercised the Warrant and acquired more than 16,000,000 Warrant Shares (the “Condition”). Further, the Company shall issue 4,000,000 shares of Common Stock to Xinhua for no additional consideration if the Company fails to publish its full working version of the Moxian mobile application version 2.0 by September 30, 2015, or if the Company fails to uplist to a national securities exchange in the U.S. by June 30, 2017. Xinhua shall also have the right to nominate (i) one member of the Company’s accounting department; and (ii) one member of the board of directors provided that the Condition has been met.

On August 13, 2015, Xinhua and the Company entered into an Amendment Agreement (the “Amendment Agreement”) to amend certain terms under the Xinhua Subscription Agreement between the Company and Xinhua dated June 4, 2015 to September 30, 2015. Pursuant to the Xinhua Subscription Agreement, the Company will issue 8,190,000 shares of the Company’s Common Stock to Xinhua for $8,190,000 and grant the warrant (the “Warrant”) to purchase up to 32,000,000 shares of the Company’s Common Stock on or before July 31, 2015 (the “Expiration Date”) (such transaction, the “Transaction”). Pursuant to the Amendment Agreement (the “First Amendment Agreement”), the closing date of the Transaction was extended to September 30, 2015 and the Expiration Date of the Warrant was extended to September 30, 2015. As of the date of 2015 Annual Report, the Transaction has not closed yet and there are no shares or warrants issued to Xinhua.

F-13

MOXIAN, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

6.	Capital stock (continued)

As of December 16, 2015, the Company entered into a Second Amendment Agreement to the Subscription Agreement (the “Second Amendment Agreement”) with Xinhua. Under the Second Amendment Agreement, the closing date of the transaction was extended to December 31, 2015 and the Expiration Date of the Warrant was extended to December 31, 2015 as well. As of the date of this Report, the transaction has not closed yet.  On January 8, 2016, the Company issued 6,276,311 of Common Stock of the Company to Xinhua, the issuance of shares to Xinhua was pursuant to the Subscription Agreement entered between the Company and Xinhua on June 4, 2015, at the purchase price of $1.00.

On August 14, 2015, the Company issued an aggregate of 8,584,944 shares of Common Stock to Ace Keen Limited, Jet Key Limited, Morolling International HK Limited, and Shenzhen Bayi Consulting Co., Ltd (the “Noteholders”) as a result of the conversion of $8,584,944 of convertible promissory notes held by the Noteholders at $1.00 per share.

On August 14, 2015, due to the VWAP of 30 trading day prior to August 14, 2015 is higher than $1.00, which triggered the clause of conversion under the convertible promissory note (the “Rebel Note”) in the principal amount of $7,782,000 issued to REBL dated January 30, 2015, the Company provided a notice of conversion to REBL and elected to convert the amount of $3,891,000 under the Rebel Note into 3,891,000 shares of the Company’s Common Stock at the conversion price of $1.00.

On September 30, 2015, the Company notified REBL that it elected to cause it to convert the remainder of the Rebel Note into 3,891,000 shares of Common Stock (“September Conversion”). After the August Conversion and September Conversion, the entire Rebel Note was converted into the total of 7,782,000 shares of the Common Stock without any balance outstanding.

As of December 31, 2015 and September 30, 2015, there were no warrants or options outstanding to acquire any additional shares of Common Stock of the Company.

7.	Net loss per share

The following table sets forth the computation of basic and diluted loss per share for the periods indicated:

	For the Three Months Ended December 31,
	2015	2014
	(Unaudited)	(Unaudited)
Net loss attributable to ordinary shareholders for computing basic and diluted net loss per ordinary share	$2,807,147	$987,261

Weighted average number of common shares outstanding – Basic and diluted	214,666,944	198,300,000

Basic net loss per share	$(0.01)	$(0.00)
Diluted net loss per share	$(0.01)	$(0.00)

As of December 31, 2015, the Company had no ordinary shares equivalents outstanding that could potentially dilute basic income per share in the future.

F-14

MOXIAN, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

8.	Income taxes

The Company and its subsidiaries file separate income tax returns.

The United States of America

Moxian is incorporated in the State of Nevada in the U.S., and is subject to a gradual U.S. federal corporate income tax of 15% to 35%. The State of Nevada does not impose any corporate state income tax.

British Virgin Islands

Moxian BVI is incorporated in the British Virgin Islands. Under the current laws of the British Virgin Islands, Moxian BVI is not subject to tax on income or capital gains. In addition, upon payments of dividends by Moxian BVI, no British Virgin Islands withholding tax is imposed.

Hong Kong

Moxian HK is incorporated in Hong Kong and Hong Kong’s profits tax rate is 16.5%. Moxian HK did not earn any income that was derived in Hong Kong for the three months ended December 31, 2015 and 2014, and therefore, Moxian HK was not subject to Hong Kong Profits Tax. The payments of dividends by Hong Kong companies are not subject to any Hong Kong withholding tax.

Malaysia

The management estimated that Moxian Malaysia will not generate any taxable income in the future.

Samoa

Moxian IP Samoa was incorporated in Samoa. Moxian IP Samoa did not generate taxable income or loss in Samoa for the period from January 30, 2015 (date of acquisition) to December 31, 2015.

Moxian CN Samoa was incorporated in Samoa. Moxian CN Samoa did not generate taxable income or loss in Samoa for the period from February 17, 2014 (date of inception) to December 31, 2015.

PRC

Effective from January 1, 2008, the PRC’s statutory income tax rate is 25%. The Company’s PRC subsidiaries are subject to income tax rate of 25%, unless otherwise specified.

Moxian Shenzhen was incorporated in the People’s Republic of China. Moxian Shenzhen did not generate taxable income in the People’s Republic of China for the period from April 8, 2013 (date of inception) to December 31, 2015. The management estimated that Moxian Shenzhen will not generate any taxable income in the future.

Moyi was incorporated in the People’s Republic of China. Moyi did not generate taxable income in the People’s Republic of China for the period from July 19, 2013 (date of inception) to December 31, 2015.

Moxian Beijing was incorporated in the People’s Republic of China. Moxian Beijing did not generate taxable income in the People’s Republic of China for the period from December 10, 2015 (date of inception) to December 31, 2015.

F-15

MOXIAN, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

8.	Income taxes (continued)

The Company’s effective income tax rates were 0.10% and 0% for the three-month period ended December 31, 2015 and 2014, respectively. Income tax expense mainly consists of foreign income tax at statutory rates and the effects of permanent and temporary differences.

The Company has a deferred tax asset on net operating losses of approximately $54,390 as of December 31, 2015. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which those net operating losses are available. The Company considers projected future taxable income and tax planning strategies in making its assessment. At present, the Company does not have a sufficient operation in the Moxian Shenzhen, Moxian Malaysia and Moxian Beijing to conclude that it is more-likely-than-not that the Company will be able to realize all of its tax benefits in the near future and therefore a valuation allowance of $2,419,022 was established for the full value of the deferred tax asset.

A valuation allowance will be maintained until sufficient positive evidence exists to support the reversal of any portion or all of the valuation allowance. Should Moxian Shenzhen, Moxian Malaysia and Moxian Beijing start to have sufficient operation in future periods with supportable trend, the valuation allowance will be reversed accordingly.

9.	Convertible Promissory Note

Under the Equity Transfer Agreement described in Note 1, the Company and REBL agreed to terminate the License and Acquisition Agreement, dated February 21, 2014, whereby the Company was granted the exclusive right by REBL to use the intellectual property rights owned by Moxian IP, REBL’s subsidiary. In addition, we acquired all of the equity interests of Moxian BVI in consideration of $1,000,000 (the “Moxian BVI Purchase Price”). Immediately prior to the execution of the Equity Transfer Agreement, the Moxian BVI Purchase Price was not yet paid and no license maintenance royalty or earned royalty under the License and Acquisition Agreement had accrued.

Under the Equity Transfer Agreement, the Company and REBL agreed to terminate the License and Acquisition Agreement and all of the Company’s liabilities owed to REBL thereunder, other than the Moxian BVI Purchase Price, were released and discharged.

The Company agreed to issue to REBL a convertible promissory note for $7,782,000 (the “Note”), representing the sum of the Moxian IP Purchase Price and the Moxian BVI Purchase Price. The Note will become due and payable on October 30, 2015 and accrues interest at 1% per annum. The Company has the option to convert any and all amounts due under the Note into the Company’s common stock at the conversion price of $1.00 per share (“Conversion Price”), if the volume weighted average price (“VWAP”) of the Company’s common stock for a period of thirty (30) trading days immediately prior to the date of conversion is higher than the Conversion Price. The Company also has a right of first refusal to purchase the shares issuable upon conversion of the Note at the price of 80% of the VWAP for 30 trading days immediately prior to the date of the proposed repurchase by the Company. As of December 31, 2015, all convertible promissory note was converted into common stocks. (See Note 6)

The interest expenses for the three months ended December 31, 2015 and 2014 were $0, respectively.

F-16

MOXIAN, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

10.	Commitments and contingencies

Operating Lease

The Company leases a number of properties under operating leases. Rental expenses under operating leases for the three months ended December 31, 2015 and 2014 were $181,409 and $55,248 respectively.

As of December 31, 2015, the Company was obligated under non-cancellable operating leases minimum rentals as follows:

For the Fiscal Year Ending September 30	(Unaudited)
2016	$503,159
2017	624,573
2018	288,593
Thereafter	-
Total minimum lease payments	$1,416,325

Legal Proceeding

There has been no legal proceeding in which the Company is a party as of December 31, 2015.

11.	Subsequent events

On January 8, 2016, the Company issued 6,276,311 of Common Stock of the Company to Beijing Xinhua Huifeng Equity Investment Centre (Limited Partnership) (“Xinhua”), the issuance of shares to Xinhua was pursuant to the Subscription Agreement entered between the Company and Xinhua on June 4, 2015.

The issuance of the Company’s securities described herein was effectuated pursuant to the exemption provided under Regulation S promulgated under the Securities Act of 1933, as amended.

F-17

Report of Independent Registered Public Accounting Firm

To:	The Board of Directors and Shareholders of Moxian, Inc.

We have audited the accompanying consolidated balance sheets of Moxian, Inc. and its subsidiaries (collectively, the “Company”) as of September 30, 2015 and 2014, and the related consolidated statements of operations and comprehensive income, shareholders' equity and cash flows for each of the years ended September 30, 2015 and 2014. These consolidated financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of September 30, 2015 and 2014, and the results of its operations and comprehensive income, and its cash flows for each of the years ended September 30, 2015 and 2014 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the accompanying financial statements, the financial statements of the Company for the year ended September 30, 2015 have been restated to correct certain misstatements.

/s/ Dominic K.F. Chan & Co

Dominic K.F. Chan & Co

Certified Public Accountants

Hong Kong, December 15, 2015

Except for Note 2 dated February 17, 2016

F-18

MOXIAN, INC.

(A DEVELOPMENT STAGE COMPANY)

AUDITED CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars)

	As of
	September 30, 2015	September 30, 2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,398,713	$1,770,196
Prepayments, deposits and other receivables	1,042,727	741,645
Inventories	38,310	-
Total current assets	3,479,750	2,511,841

Deferred tax assets (Note 10)	52,609	-
Property and equipment, net (Note 5)	2,941,562	348,669
Intangible assets (Note 6)	6,600,285	-
TOTAL ASSETS	$13,074,206	$2,860,510

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accruals and other payables	$600,675	$295,601
Payable for acquisition (Note 4)	-	1,000,000
Loans from shareholders (Note 7)	1,462,525	6,151,932
Subscription payment	5,505,915	-
Total current liabilities	7,569,115	7,447,533
Total liabilities	$7,569,115	$7,447,533

STOCKHOLDERS’ EQUITY
Capital stock (Note 8)
Preferred stock, $0.001 par value, authorized: 100,000,000 shares. Nil shares issued and outstanding as of September 30, 2015 and September 30, 2014, respectively	-	-
Common stock, $0.001 par value, authorized: 500,000,000 shares. 214,666,944 shares and 198,300,000 shares issued and outstanding as of September 30, 2015 and September 30, 2014, respectively	214,667	198,300
Additional paid-in capital	16,350,577	162,914
Deficit accumulated during the development stage	(11,174,812)	(5,001,166)
Accumulated other comprehensive income	114,659	52,929
Total stockholders’ equity/ (deficit)	5,505,091	(4,587,023)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,074,206	$2,860,510

See accompanying notes to consolidated financial statements

F-19

MOXIAN, INC.

(A DEVELOPMENT STAGE COMPANY)

AUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Stated in US Dollars)

			For the period
	For the	For the	from Inception
	Year	Year	October 12,
	Ended	Ended	2010 to
	September 30, 2015	September 30, 2014	September 30, 2015

Revenues, net	$83,870	$56,122	$139,992

Cost and expenses
Cost of sales	(25,269)	(15,514)	(48,694)
Depreciation and amortization expenses	(843,299)	(78,571)	(921,870)
Selling, general and administrative expenses	(5,443,815)	(2,176,963)	(7,822,691)
Impairment of goodwill	-	(2,600,315)	(2,600,315)
Loss from operations	(6,228,513)	(4,815,241)	(11,253,578)

Interest income	2,258	23,899	26,157
Loss before income tax	(6,226,255)	(4,791,342)	(11,227,421)

Income tax expenses-deferred tax benefit	52,609	-	52,609
Net loss	(6,173,646)	(4,791,342)	(11,174,812)

Foreign currency translation adjustments	61,730	52,929	114,659
Comprehensive loss	$(6,111,916)	$(4,738,413)	$(11,060,153)

Basic and diluted loss per common share	$(0.03)	$(0.02)

Basic and diluted weighted average common shares outstanding	199,996,173	198,300,000

See accompanying notes to consolidated financial statements

F-20

MOXIAN, INC.

(A DEVELOPMENT STAGE COMPANY)

AUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’EQUITY

(Stated in US Dollars)

				Accumulated	Accumulated
			Additional	deficit	other
	Common Stock*		paid-in	development	comprehensive
	Shares	Amount	Capital	Stage	income	Total

Balance at inception, October 12, 2010
Common shares issued -
Founder for property and equipment	186,000,000	$186,000	$-	$(182,900)	$-	$3,100
Additional paid in capital by founder	-	-	-	169	-	169
Net loss	-	-	-	(21)	-	(21)

Balance, December 31, 2010	186,000,000	$186,000	$-	$(182,752)	$-	$3,248

Additional paid in capital by founder	-	-	-	2,146	-	2,146
Issue of common stock	12,300,000	12,300	-	28,700	-	41,000
Net loss	-	-	-	(12,606)	-	(12,606)

Balance, December 31, 2011	198,300,000	$198,300	$-	$(164,512)	$-	$33,788

Net loss	-	-	-	(33,572)	-	(33,572)

Balance, December 31, 2012	198,300,000	$198,300	$-	$(198,084)	$-	$216

Additional paid in capital by founder	-	-	-	2,950	-	2,950
Net loss	-	-	-	(14,690)	-	(14,690)

Balance, September 30, 2013	198,300,000	$198,300	$-	$(209,824)	$-	$(11,524)

Inclusion of Moyi (See Note 1)	-	-	162,914	-	-	162,914
Net loss	-	-	-	(4,791,342)	-	(4,791,342)
Foreign currency adjustment	-	-	-	-	52,929	52,929

Balance, September 30, 2014	198,300,000	$198,300	$162,914	$(5,001,166)	$52,929	$(4,587,023)

Issuance of shares	16,366,944	16,367	16,350,577	-	-	16,366,944
Inclusion of Moyi (See Note 1)	-	-	(162,914)	-	-	(162,914)
Net loss	-	-	-	(6,173,646)	-	(6,173,646)
Foreign currency adjustment	-	-	-	-	61,730	61,730

Balance, September 30, 2015	214,666,944	$214,667	$16,350,577	$(11,174,812)	$114,659	$5,505,091

*The number of shares of common stock has been retroactively restated to reflect the 60-for-1 forward stock split effected on December 13, 2013.

See accompanying notes to consolidated financial statements

F-21

MOXIAN, INC.

(A DEVELOPMENT STAGE COMPANY)

AUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US Dollars)

			For the period
			from Inception
	Year	Year	October 12,
	Ended	Ended	2010 to
	September 30, 2015	September 30, 2014	September 30, 2015
OPERATING ACTIVITIES
Net loss	$(6,173,646)	$(4,791,342)	$(11,174,812)
Depreciation and amortization expense	843,299	78,571	921,870
Impairment of goodwill	-	2,600,315	2,600,315
Changes in operating assets and liabilities:
Increase in deposits, prepayments and other receivables	(317,016)	(167,032)	(760,235)
Increase in inventories	(22,375)	-	(21,246)
Increase in deferred tax assets	(52,609)	-	(52,609)
Increase in accruals and other payables	305,074	173,159	554,885
Net cash used in operating activities	(5,417,273)	(2,106,329)	(7,931,832)

INVESTING ACTIVITIES
Acquisition of property and equipment	(2,931,838)	(229,723)	(2,975,767)
Acquisition of Intangible asset	(354,755)	-	(354,755)
Net cash inflow on acquisition of subsidiaries (Note 4)	-	897,453	897,453
Net cash (used in)/provided by investing activities	(3,286,593)	667,730	(2,433,069)

FINANCING ACTIVITIES
Subscription received	5,505,915		5,505,915
Loan borrowings	3,730,113	3,155,839	7,116,045
Capital stock issued for cash	-	-	49,365
Net cash provided by financing activities	9,236,028	3,155,839	12,671,325

Effect of foreign currency translation	96,355	52,928	92,289

Net increase in cash and cash equivalents	628,517	1,770,168	2,398,713
Cash and cash equivalents, beginning of year	1,770,196	28	-
Cash and cash equivalents, end of year	$2,398,713	$1,770,196	$2,398,713

Supplemental cash flow disclosures:
Cash paid for interest expense	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

Major items for non-cash transaction:
Issuance of shares in conversion of convertible promissory notes (Note 8)	$16,366,944	$-	$16,366,944
IP rights acquired by issuing common stock (Note 4)	$6,782,000	$-	$6,782,000

See accompanying notes to consolidated financial statements

F-22

MOXIAN, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US Dollars)

1.	Organization and nature of operations

Moxian, Inc. (formerly known as Moxian China, Inc., hereinafter referred as “Moxian,” together with its subsidiaries, the “Company”), was incorporated under the laws of the State of Nevada on October 12, 2010. The Company, through its subsidiaries and variable interest entity, engages in the business of operating a social network platform that integrates social media and business into one single platform.

On February 17, 2014, the Company incorporated Moxian CN Group Limited (“Moxian CN Samoa”) under the laws of Independent State of Samoa.

On February 21, 2014, the Company completed the acquisition of Moxian Group Limited (“Moxian BVI”) and its subsidiaries from Rebel Group, Inc., a Florida Corporation (“REBL”) pursuant to a License and Acquisition Agreement (the “License and Acquisition Agreement”).

Moxian BVI was incorporated on July 3, 2012 under the laws of British Virgin Islands. REBL owned 100% equity interests of Moxian BVI prior to the closing of the License and Acquisition Agreement, among the Company, Moxian BVI and REBL.

Moxian (Hong Kong) Limited (“Moxian HK”) was incorporated on January 18, 2013 and became Moxian BVI’s subsidiary since February 14, 2013. Moxian HK is currently engaged in the business of online social media. Moxian HK operates through two wholly-owned subsidiaries: Moxian Technologies (Shenzhen) Co., Ltd. (“Moxian Shenzhen”) and Moxian Malaysia SDN BHD (“Moxian Malaysia”).

Moxian Shenzhen was invested and wholly owned by Moxian HK. Moxian Shenzhen was incorporated on April 8, 2013 and was engaged in the business of internet technology, computer software, commercial information consulting

Moxian Malaysia was incorporated on March 1, 2013 and became Moxian HK’s subsidiary since April 2, 2013. Moxian Malaysia is conducting its business in IT services and media advertising industry.

Shenzhen Moyi Technologies Co., Ltd. (“Moyi”) was incorporated on July 19, 2013 under the laws of the People’s Republic of China and became a variable interest entity (“VIE”) of Moxian Shenzhen since July 15, 2014. Moxian Shenzhen controls Moyi through arrangement that absorbs operations risk, as if Moyi were a wholly-owned subsidiary of Moxian Shenzhen.

On January 30, 2015, the Company entered into an Equity Transfer Agreement (the “Equity Transfer Agreement,” such transaction, the “Equity Transfer Transaction”) with REBL, to acquire from REBL 100% of the equity interests of Moxian Intellectual Property Limited, a company incorporated under the laws of Samoa and a wholly-owned subsidiary of REBL (“Moxian IP Samoa”) for $6,782,000 (the “Moxian IP Samoa Purchase Price”). Moxian IP Samoa owns all the intellectual property rights relating to the operation, use and marketing of the Moxian Platform, including all of the trademarks, patents and copyrights that are used in the Company’s business. As a result of the Equity Transfer Transaction, Moxian IP Samoa became a wholly-owned subsidiary of the Company.

The Company is in the development stage as defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915. Among the disclosures required by FASB ASC 915 are that the Company’s audited consolidated financial statements be identified as those of a development stage company, and that the statements of earnings, retained earnings and stockholders’ equity and cash flows disclose activity since the date of the Company’s inception. The fiscal year end of the Company is September 30.

F-23

MOXIAN, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US Dollars)

1.	Organization and nature of operations (Continued)

The Company's audited consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated significant revenue since inception and has never paid any dividends and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. Since October 12, 2010 (inception), the Company has generated revenue of $139,992 and has incurred an accumulated deficit of $11,174,812.

The Company is currently devoting its efforts to develop mobile application and online platform that facilitate the small to medium size businesses to attract more clients.  The Company’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, develop apps and websites, generate servicing income, and ultimately, achieve profitable operations. The accompanying audited consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2.	Restatement of Financial Statements

Subsequent to the preparation of the Company’s consolidated financial statements as of and for the year ended September 30, 2015, management identified errors in the Company’s previously issued consolidated financial statements. The Company has incorrectly accounted for : (i) the recognition of deferred tax assets derived from the net operating loss at the year ended September 30, 2015; (ii) the over accrued amortization of intangible assets for the year ended September 30, 2015; (iii) the overstated intangible assets and accruals and other payables as of September 30, 2015.

1)	The Company recognized $1.46 million of deferred tax assets derived from the net operating loss at the year ended September 30, 2015 (See note 10). Management considered this amount was over accrued by $1.41 million according to their best estimation. As a result, the deferred tax assets would decrease $1.41 million as of September 30, 2015, the income tax expenses – deferred tax benefit would also decrease by $1.41 million and the net loss would increase by $1.41 million for the year ended September 30, 2015.

2)	The Company identified that the amortization of intangible assets - Intellectual Property Rights was over accrued by $169,550 for the year ended September 30, 2015. As a result, the amortization of intangible assets would decrease $169,550 and the net loss would decrease by $169,550 for the year ended September 30, 2015.

3)	Moreover, the Company identified that the cost for purchasing intangible assets was overstated by $173,177 as of September 30, 2015. As a result, the intangible assets would decrease $173,177 and accruals and other payables would decrease $173,177 as of September 30, 2015

F-24

MOXIAN, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US Dollars)

2.	Restatement of Financial Statements (Continued)

The impact of the restatement on the September 30, 2015 financial statements is reflected in the following tables:

CONSOLIDATED BALANCE SHEETS

	September 30, 2015
	As Previously Reported	As Restated
Total current assets	4,937,210	3,479,750
Deferred tax assets (note 8)	1,457,460	52,609
Intangible assets (note 10)	6,603,912	6,600,285
Total Assets	14,482,684	13,074,206
Accruals and other payables	773,852	600,675
Total current liabilities	7,742,292	7,569,115
Total liabilities	7,742,292	7,569,115
Deficit accumulated during the development stage	(9,939,511)	(11,174,812)
Total stockholders’ equity	6,740,392	5,505,091
Total liabilities and stockholders’ equity	14,482,684	13,074,206

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

			For the period from Inception
	For the year Ended September 30, 2015		October 12, 2010 to September 30, 2015
	As Previously Reported	As Restated	As Previously Reported	As Restated
Depreciation and Amortization expenses	1,012,849	843,299	1,091,420	921,870
Loss from operations	(6,398,063)	(6,228,513)	(11,423,128)	(11,253,578)
Loss before income tax	(6,395,805)	(6,226,255)	(11,396,971)	(11,227,421)
Income tax expenses	1,457,460	52,609	1,457,460	52,609
Net Loss	(4,938,345)	(6,173,646)	(9,939,511)	(11,174,812)
Comprehensive loss	(4,876,615)	(6,111,916)	(9,824,852)	(11,060,153)
Basic and diluted loss per common share	(0.02)	(0.03)

F-25

MOXIAN, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US Dollars)

CONSOLIDATED STATEMENTS OF CASH FLOW

	Year Ended September 30, 2015		For the period from Inception October 12, 2010 to September 30, 2015
	As Previously Reported	As Restated	As Previously Reported	As Restated
Net Loss	(4,938,345)	(6,173,646)	(9,939,511)	(11,174,812)
Depreciation and Amortization expenses	1,012,849	843,299	1,091,420	921,870
Increase in deferred tax assets	(1,457,460)	(52,609)	(1,457,460)	(52,609)
Increase in accruals and other payables	478,251	305,074	728,062	554,885
Net cash used in operating activities	(5,244,096)	(5,417,273)	(7,758,655)	(7,931,832)
Acquisition of Intangible assets	(527,932)	(354,755)	(527,932)	(354,755)
Net Cash used in investing activities	(3,459,770)	(3,286,593)	(2,606,246)	(2,433,069)

F-26

MOXIAN, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US Dollars)

3.	Summary of principal accounting policies

Basis of presentation

The accompanying audited consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and reflect the activities of the following subsidiaries and VIE: Moxian CN Samoa, Moxian BVI, Moxian HK, Moxian Shenzhen, Moxian Malaysia, Moyi and Moxian IP Samoa. All material intercompany transactions and balances have been eliminated in the consolidation.

In accordance with the interpretation of Generally Accepted Accounting Principles (GAAP), variable interest entities (VIEs) are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes.

ASC 810 (Financial Accounting Standards Board (“FASB”) Interpretation Number (“FIN”) 46 (revised December 2003), “Consolidation of Variable Interest Entities, and Interpretation of ARB No. 51” (“FIN 46R”), addresses whether certain types of entities referred to as variable interest entities (“VIEs”), should be consolidated in a company’s audited consolidated financial statements. Pursuant to an Exclusive Business Cooperation Agreement by and between Moxian Shenzhen and Moyi, dated July 15, 2014, Moxian Shenzhen has the exclusive right to provide to Moyi technical and systems support, marketing consulting services, training for technical personnel and technical consulting services. As payment for these services, Moyi has agreed to pay Moxian Shenzhen a service fee equal to 100% Moyi’s pre-tax profit. In accordance with the provisions of ASC 810, the Company has determined that Moyi is a VIE of Moxian Shenzhen and that the Company is the primary beneficiary, and accordingly, the financial statements of Moyi are consolidated into the financial statements of the Company.

Revenue recognition

Revenue are recognized when persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the price is fixed or determinable; and collectability is reasonably assured.

F-27

MOXIAN, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US Dollars)

3.	Summary of principal accounting policies (Continued)

Use of estimates

The preparation of the audited consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the audited consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes

The Company utilizes FASB Accounting Standard Codification Topic 740 (“ASC 740”) “Income taxes” (formerly known as SFAS No. 109, "Accounting for Income Taxes"), which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the audited consolidated financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 “Income taxes” (formerly known as Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of Statement of Financial Accounting Standards No. 109 (“FIN 48”)) clarifies the accounting for uncertainty in tax positions. This interpretation requires that an entity recognizes in the financial statements the impact of a tax position, if that position is more likely than not of being sustained upon examination, based on the technical merits of the position. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of income tax expense in the statements of operations. The adoption of ASC 740 did not have a significant effect on the consolidated financial statements.

Cash and cash equivalents

The Company considers all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less to be cash equivalents.

Fair value of financial instruments

The carrying values of the Company’s financial instruments, including cash and cash equivalents, trade and other receivables, deposits, trade and other payables approximate their fair values due to the short-term maturity of such instruments. The carrying amounts of borrowings approximate their fair values because the applicable interest rates approximate current market rates.

F-28

MOXIAN, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US Dollars)

3.	Summary of principal accounting policies (Continued)

Earnings per share

Basic earnings per share is based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per share.  The average market price during the year is used to compute equivalent shares.

FASB Accounting Standard Codification Topic 260 (“ASC 260”), “Earnings Per Share,” requires that employee equity share options, non-vested shares and similar equity instruments granted to employees be treated as potential common shares in computing diluted earnings per share. Diluted earnings per share should be based on the actual number of options or shares granted and not yet forfeited, unless doing so would be anti-dilutive. The Company uses the “treasury stock” method for equity instruments granted in share-based payment transactions provided in ASC 260 to determine diluted earnings per share. Antidilutive securities represent potentially dilutive securities which are excluded from the computation of diluted earnings or loss per share as their impact was antidilutive.

Plant and equipment, net

Plant and equipment are recorded at cost less accumulated depreciation and impairment. Significant additions or improvements extending useful lives of assets are capitalized. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives as follows:

Computers	3 years
Office equipment	3 years
Furniture and fixtures	3 years
Leasehold improvements	Shorter of estimated useful lives or term of lease

Business Combinations

The Company accounts for its business combinations using the purchase method of accounting in accordance with ASC 805: Business Combinations. The purchase method accounting requires that the consideration transferred to be allocated to the assets, including separately identifiable assets and liabilities the Company acquired based on their estimated fair values. The consideration transferred of an acquisition is measured as the aggregate of the fair values at the date of exchange of the assets given, liabilities incurred, and equity instruments issued as well as the contingent considerations and all contractual contingencies as of the acquisition date. The costs directly attributable to the acquisition are expensed as incurred. Identifiable assets, liabilities and contingent liabilities acquired or assumed are measured separately at their fair value as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total of cost of acquisition, fair value of the non-controlling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree, is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated statements of comprehensive income.

F-29

MOXIAN, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US Dollars)

3.	Summary of principal accounting policies (Continued)

Business Combinations (Continued)

The determination and allocation of fair values to the identifiable assets acquired, liabilities assumed and non-controlling interests is based on various assumptions and valuation methodologies requiring considerable management judgment. The most significant variables in these valuations are discount rates, terminal values, the number of years on which to base the cash flow projections, as well as the assumptions and estimates used to determine the cash inflows and outflows. The Company determines discount rates to be used based on the risks inherent in the related activity’s current business model and industry comparisons. Terminal values are based on the expected life of assets, forecasted life cycle and forecasted cash flows over that period.

In a business combination achieved in stages, the Company re-measures its previously held equity interest in the acquiree at its acquisition-date fair value and recognizes the resulting gain or loss in earnings.

Goodwill

Goodwill represents the excess of purchase price over fair value of net assets acquired. Under ASC 350, Intangibles — Goodwill and Other, goodwill is not amortized but evaluated for impairment annually or whenever events or changes in circumstances indicate that the value may not be recoverable.

The Company tests goodwill for impairment at the reporting unit level on an annual basis as of the fiscal year end, and between annual tests when an event occurs or circumstances change that could indicate that the asset might be impaired. Commencing in September 2011, in accordance with the FASB revised guidance on “Testing of Goodwill for Impairment,” a company first has the option to assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the company decides, as a result of its qualitative assessment, that it is more-likely-than- not that the fair value of a reporting unit is less than its carrying amount, the quantitative impairment test is mandatory. Otherwise, no further testing is required. The quantitative impairment test consists of a two-step goodwill impairment test. The first step compares the fair value of each reporting unit to its carrying amount. If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required. If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of goodwill to the carrying value of a reporting unit’s goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. This allocation process is only performed for purposes of evaluating goodwill impairment and does not result in an entry to adjust the value of any assets or liabilities. An impairment loss is recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill.

Application of a goodwill impairment test requires significant management judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value of each reporting unit. The judgment in estimating the fair value of reporting units includes estimating future cash flows, determining appropriate discount rates and making other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value for each reporting unit.

Intangible assets

Intangible assets, comprising Intellectual property rights (“IP rights”) and other intangible assets, which are separable from the fixed assets, are stated at cost less accumulated amortization. Amortization is computed using the straight-line method over the estimated useful lives of 10 years.

Comprehensive income

The Company has adopted FASB Accounting Standard Codification Topic 220 (“ASC 220”) “Comprehensive income” (formerly known as SFAS No. 130, “Reporting Comprehensive Income”), which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments of the Company.

Recent accounting pronouncements

The Company has considered all new accounting pronouncements and has concluded that there are no new pronouncements that may have a material impact on results of operations, financial condition, or cash flows, based on current information.

F-30

MOXIAN, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US Dollars)

4.	Acquisitions

Acquisition of Moxian BVI

On February 21, 2014, the Company entered into a License and Acquisition Agreement (“License and Acquisition Agreement”) with REBL, whereby the Company (i) acquired all the equity interests of Moxian BVI, and (ii) obtained the license to use the intellectual property rights (as define below) of REBL. Pursuant to the License and Acquisition Agreement, REBL agreed to sell, convey, and transfer 100% of the equity interests of Moxian BVI to Moxian CN Samoa, a newly incorporated wholly-owned subsidiary of the Company, in cash consideration of an aggregate of $1,000,000. As a result, The Company began to consolidate Moxian BVI, together with its subsidiaries, Moxian HK, Moxian Shenzhen, and Moxian Malaysia’s financial statement on February 21, 2014.

Under the License and Acquisition Agreement, REBL also agreed to grant us the exclusive right to use REBL’s IP Rights in Mainland China, Malaysia, and other countries and regions where REBL conducts its business (the “Licensed Territory”), and the exclusive right to solicit, promote, distribute and sell REBL products and services in the Licensed Territory for five years (the “License”). In exchange for such License, the Company agreed to pay to REBL: (i) $1,000,000 as a license maintenance royalty each year commencing from the second year from the date of the agreement; and (ii) 3% of the gross profit of distribution and sale of REBL products and services as an earned royalty. Pursuant to the License and Acquisition Agreement, the Company has the right to acquire the new IP Rights that are developed by REBL and sub-license such rights to a third party. The Company also has the obligation to develop the social media market in the Licensed Territory of REBL products and services.

The Company accounted for the acquisition of Moxian BVI as business acquisition in accordance with ASC 805.

The valuations used in the purchase price allocation were determined by the Company with the assistance of an independent third party valuation firm with the income approach applied. The allocation of the consideration for assets acquired and liability assumed based on their fair value was as follows:

Current assets
Cash and bank balances	$897,453
Prepayments, deposits and other receivables	264,729
Inventory	1,129

Non-current assets
Property and equipment, net	176,116

Current liabilities
Other payables and accruals	(51,172)
Loans	(2,888,570)
$(1,600,315)

Goodwill arising on acquisition:
Consideration transferred	$1,000,000
Less: fair value of identifiable net assets acquired	(1,600,315)
$2,600,315

Net cash inflow on acquisition of subsidiaries:
Consideration paid in cash	$-
Less: cash and cash equivalent balances acquired	897,453
$897,453

The excess of the purchase price over the assets acquired and liabilities assumed was recorded as goodwill. Goodwill primarily represents the expected synergies from combining operations of Moxian BVI with those of the Company, which are complementary to each other, and intangible assets that do not qualify for separate recognition. In accordance with ASC350, goodwill is not amortized but is tested for impairment and is not deductible for tax purposes.

Prior to the acquisition, Moxian BVI did not prepare its financial statements in accordance with US GAAP. The Company determined that the cost of reconstructing the financial statement of Moxian BVI for the periods prior to the acquisition outweighed the benefits. Based on a comparison of Moxian BVI’s and the Company’s financial performance for the fiscal year prior to the acquisition, the Company did not consider Moxian BVI on its own to be material to the Company. Thus the Company’s management believes that the presentation of pro forma financial information with respect to the results of operations of the Company for the business combination is impractical.

F-31

MOXIAN, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US Dollars)

4.	Acquisitions (Continued)

Acquisition of Moxian BVI (continued)

The changes in carrying value of goodwill by reportable segments for the years ended September 30, 2015 and 2014 are as follows:

Goodwill
Balance as of September 30, 2013	$-
Increase in goodwill related to acquisition	2,600,315
Impairment losses	(2,600,315)
Balance as of September 30, 2014	$-
Balance as of September 30, 2015	$-

5.	Property and equipment, net

	As of
	September 30, 2015	September 30, 2014

Computers	$227,886	$213,600
Office equipment	2,129,199	68,623
Furniture and fixtures	22,752	32,011
Construction in progress	796,996	-
Leasehold improvements	193,225	156,101
Total property and equipment	3,370,058	470,335
Less: Accumulated depreciation	(428,496)	(121,666)
Total property and equipment, net	$2,941,562	$348,669

The depreciation expenses for the years ended September 30, 2015 and 2014 were $306,829 and $78,571, respectively.

6.	Intangible assets

As of September 30, 2015 and 2014, the Company has the following amounts related to intangible assets:

	2015	2014
IP rights	$6,782,000	$-
Other intangible assets	354,755	-
	7,136,755	$-
Less: accumulated amortization	(536,470)	-
Net intangible assets	$6,600,285	$-

F-32

MOXIAN, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US Dollars)

No significant residual value is estimated for these intangible assets. Aggregate amortization expense for the years ended September 30, 2015, and September 30, 2014, totaled $536,470 and nil, respectively. The following table represents the total estimated amortization of intangible assets for the five succeeding years:

For the Year Ending September 30	Estimated Amortization Expense
2016	$854,200
2017	854,200
2018	826,312
2019	678,200
2020 and thereafter	$3,387,373

7.	Loans from shareholders

The loans are made to Moxian HK, Moxian Shenzhen, Moyi, and Moxian Malaysia and are unsecured, interest free and will be due and payable in 12 months. Details of the loans are analyzed as follows:

	As of
Repayable	September 30, 2015	September 30, 2014

Within 1 month	$-	$-
1 to 3 months	-	-
More than 3 months but less than 12 months	1,462,525	6,151,932
	$1,462,525	$6,151,932

On May 4, 2015, Moxian Malaysia and Jet Key Limited (“Jet Key”), a shareholder of the Company, entered into a loan agreement whereby Jet Key agreed to provide a loan to Moxian Malaysia in an aggregate of $122,144 without any interests and with a term of repayment of 12 months.

On June 30, 2015, Moxian Shenzhen and Shenzhen Bayi Consulting Co. Ltd. (“Bayi”), a shareholder of the Company, entered into a loan agreement whereby Bayi agreed to provide a loan to Moxian Shenzhen in an aggregate of RMB6,100,000 (approximately $998,559) without any interests and with a term of repayment of 12 months, as previously disclosed in the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2015, filed with the Securities and Exchange Commission on August 14, 2015.

On September 30, 2015, Moxian Shenzhen and Bayi entered into a loan agreement a loan agreement whereby Bayi agreed to provide a loan to Moxian Shenzhen in an aggregate of RMB2,080,000 (approximately $332,480) without any interests and with a term of repayment of 12 months.

8.	Shareholders’ equity

As of December 22, 2015, the number of total outstanding shares is 214,666,944 shares of Common Stock, par value $.001 per share (“Common Stock”) and nil share of Preferred Stock, par value $.001per share (“Preferred Stock”).

F-33

MOXIAN, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US Dollars)

As previously disclosed in the Quarterly Report on Form 10-Q for the period ended March 31, 2015 filed with the Securities and Exchange Commission on May 15, 2015, the Company entered into a subscription agreement (“Zhongtou Subscription Agreement”) with Zhongtou Huifeng Investment Management (Beijing) Co. Ltd. (“Zhongtou”) on April 24, 2015, whereby we agreed to sell an aggregate of 8,169,000 shares of the Company’s Common Stock at a per share price of $1.00 for gross proceeds of $8,190,000 (approximately RMB50,000,000) and to issue to Zhongtou for no additional consideration a warrant (the “Warrant”) to purchase in the aggregate of 32,000,000 shares (“Warrant Shares”) of Common Stock at an exercise price of $2.00 per share, exercisable on or prior to July 31, 2015. On June 4, 2015, the Company and Zhongtou entered into a Termination Agreement to terminate the Zhongtou Subscription Agreement as Zhongtou’s principals have determined to make the investment described in the Zhongtou Subscription Agreement through a different entity, Beijing Xinhua Huifeng Equity Investment Center (Limited Partnership) (“Xinhua”).

On June 4, 2015, the Company and Xinhua entered into a new Subscription Agreement (“Xinhua Subscription Agreement”) on substantially the same terms as the Zhongtou Subscription Agreement (the “Transaction”). Pursuant to the Xinhua Subscription Agreement, if the Company fails to contract with 25,000 new paying merchants by September 30, 2016, the Company shall issue an additional number of shares of Common Stock to Xinhua, equal to 50% of the accumulated number of Warrant Shares exercised and acquired by Xinhua as of September 30, 2016, for no additional consideration (“Make Good Provision”). The Make Good Provision will be available only if Xinhua has exercised the Warrant and acquired more than 16,000,000 Warrant Shares (the “Condition”). Further, the Company shall issue 4,000,000 shares of Common Stock to Xinhua for no additional consideration if the Company fails to publish its full working version of the Moxian mobile application version 2.0 by September 30, 2015, or if the Company fails to uplist to a national securities exchange in the U.S. by June 30, 2017. Xinhua shall also have the right to nominate (i) one member of the Company’s accounting department; and (ii) one member of the board of directors provided that the Condition has been met.

On August 13, 2015, Xinhua and the Company entered into an Amendment Agreement (the “Amendment Agreement”) to amend certain terms under the Xinhua Subscription Agreement between the Company and Xinhua dated June 4, 2015 to September 30, 2015. Pursuant to the Xinhua Subscription Agreement, the Company will issue 8,190,000 shares of the Company’s Common Stock to Xinhua for $8,190,000 and grant the warrant (the “Warrant”) to purchase up to 32,000,000 shares of the Company’s Common Stock on or before July 31, 2015 (the “Expiration Date”) (such transaction, the “Transaction”). Pursuant to the Amendment Agreement (the “First Amendment Agreement”), the closing date of the Transaction was extended to September 30, 2015 and the Expiration Date of the Warrant was extended to September 30, 2015. As of the date of this Annual Report, the Transaction has not closed yet and there are no shares or warrants issued to Xinhua.

F-34

MOXIAN, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US Dollars)

8.	Shareholders’ equity (Continued)

On August 14, 2015, the Company issued an aggregate of 8,584,944 shares of Common Stock to Ace Keen Limited, Jet Key Limited, Morolling International HK Limited, and Shenzhen Bayi Consulting Co., Ltd (the “Noteholders”) as a result of the conversion of $8,584,944 of convertible promissory notes held by the Noteholders at $1.00 per share.

On August 14, 2015, due to the VWAP of 30 trading day prior to August 14, 2015 is higher than $1.00, which triggered the clause of conversion under the convertible promissory note (the “Rebel Note”) in the principal amount of $7,782,000 issued to REBL dated January 30, 2015, the Company provided a notice of conversion to REBL and elected to convert the amount of $3,891,000 under the Rebel Note into 3,891,000 shares of the Company’s Common Stock at the conversion price of $1.00.

On September 30, 2015, the Company notified REBL that it elected to cause it to convert the remainder of the Rebel Note into 3,891,000 shares of Common Stock (“September Conversion”). After the August Conversion and September Conversion, the entire Rebel Note was converted into the total of 7,782,000 shares of the Common Stock without any balance outstanding.

As of September 30, 2015, there were no warrants or options outstanding to acquire any additional shares of Common Stock of the Company.

9.	Earnings per share

	For the year ended September 30,
	2015	2014

Net loss attributable to ordinary shareholders for computing basic and diluted net loss per ordinary share	$(6,173,646)	$(4,791,342)

Weighted average number of common shares outstanding – Basic and diluted	199,996,173	198,300,000

Basic earnings per share	$(0.03)	(0.02)
Diluted earnings per share	$(0.03)	(0.02)

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MOXIAN, INC.

___________shares of common stock

PROSPECTUS

, 2016

Through and including            , 2016 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or membership.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by the registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

SEC registration fee		$5,911
FINRA filing fee	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Printing and Engraving	$	*
Transfer agent and registrar fees	$	*
Miscellaneous	$	*

* To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

Pursuant to Section 78.7502 of the Nevada Revised Statutes, we have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Our Articles of Incorporation and Bylaws provide that the registrant shall indemnify its directors and officers to the fullest extent permitted by the Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

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Item 15. Recent Sales of Unregistered Securities.

The information below lists all of the securities sold by us during the past three years which were not registered under the Securities Act:

On December 31, 2014, we issued three convertible promissory notes as follows: (1) approximately $117,428 (RMB 720,000) to Moxian China Limited (“MCL”) for the repayment of certain loans borrowed by Moxian Shenzhen; (2) approximately $40,637 (RM 141,900) to MCL for the repayment of certain loans borrowed by Moxian Malaysia; and (3) approximately $64,437 (HKD $500,000) to MCL for the repayment of certain loans borrowed by Moxian HK. On May 30, 2015, these convertible promissory notes were replaced by the Amended and Restated Loan Agreement, by and among the Company, Ace Keen, Jet Key, MCL and Morolling International HK Limited.

On January 30, 2015, we issued a convertible note in the principal amount of $7,782,000 to REBL for the acquisitions of Moxian IP Samoa and Moxian BVI. On August 14, 2015, $3,981,000 of such note was converted into 3,891,000 shares of our common stock. On September 30. 2015, we issued an additional 3,891,000 shares of our common stock to REBL upon conversion of the remainder portion of the note.

On June 4, 2015, we agreed to sell Beijing Xinhua Huifeng Equity Investment Center (Limited Partnership) (“Xinhua”), an aggregate of 8,169,000 shares our common stock at a per share price of $1.00 for gross proceeds of $8,190,000 (approximately RMB50,000,000), and to issue to Xinhua, for no additional consideration, a warrant to purchase in the aggregate of 32,000,000 shares of our common stock at an exercise price of $2.00 per share, exercisable on or prior to July 31, 2015. The closing date of the transaction, and the expiration date of the warrant, were both extended to December 31, 2015. In January 2016, we received $6,276,331 of the Purchase Price, and in turn, issued 6,276,331 shares of common stock to Xinhua. In February 2016, we received the balance of $1,913,669 and in turn, issued 1,913,669 shares of common stock to Xinhua.

On May 30, 2015, we issued Ace Keen, Jet Key, and MCL convertible promissory notes of an aggregate amount of approximately $1,694,736 for the repayment of certain loans borrowed by Moxian HK. On August 14, 2015, the notes were converted into 1,694,736 shares of our common stock.

On May 30, 2015, we issued Ace Keen, Morolling International HK Limited (“Morolling”), and MCL convertible promissory notes of an aggregate amount of approximately $3,674,926 for the repayment of certain loans borrowed by Moxian Malaysia. On August 14, 2015, the notes were converted into 3,674,926 shares of our common stock.

On June 30, 2015, we issued Shenzhen Bayi Consulting Co., Ltd. (“Bayi”) a convertible promissory note of an amount of approximately $3,215,282 for the repayment of certain loans borrowed by Moxian Shenzhen. On August 14, 2015, the note was converted into 3,215,282 shares of our common stock.

The above issuances were made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act and/or Regulation S promulgated under the Securities Act as a transaction by an issuer not involving a public offering.

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Item 16. Exhibits and Financial Statement Schedules.

(a)        The following exhibits are filed as part of this Registration Statement:

1.1	Form of Underwriting Agreement*

3.1	Restated Articles of Incorporation of the Company filed on May 2, 2011 (incorporated by reference herein to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on May 9, 2011).

3.2	Certificate of Amendment to the Company’s Articles of Incorporation filed on December 9, 2013 (incorporated by reference herein to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2013).

3.3	Bylaws (incorporated by reference herein to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on March 30, 2011).

4.1	Specimen Stock Certificate of Common Stock of Moxian, Inc. (incorporated by reference herein to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the SEC on December 22, 2015)

5.1	Opinion of Loeb & Loeb LLP*

10.1	Subscription Agreement dated as of April 24, 2015 by and between the Company and Zhongtou Huifeng Investment Management (Beijing) Co. Ltd. (incorporated by reference herein to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2015).

10.2	Form of Termination Agreement dated as of June 4, 2015 by and between the Company and Zhongtou Huifeng Investment Management (Beijing) Co. Ltd. (incorporated by reference herein to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2015).

10.3	Form of Subscription Agreement dated as of June 4, 2015 by and between the Company and Xinhua Huifeng Investment Center Co., Ltd. (Beijing). (incorporated by reference herein to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2015).

10.4	Form of Amendment Agreement dated as of August 14, 2015 by and between the Company and Xinhua Huifeng Investment Center Co., Ltd. (Beijing) Co. Ltd.(incorporated by reference herein to Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2015)

10.5	Form of Second Amendment Agreement dated as of December 16, 2015 by and between the Company and Xinhua Huifeng Investment Center Co., Ltd. (Beijing) Co. Ltd. (incorporated by reference herein to Exhibit 10.5 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 22, 2015)

10.6	Loan Agreement dated May 4, 2015 by and between Jet Key Limited and Moxian Malaysia SDN. BHD. (incorporated by reference herein to Exhibit 10.6 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 22, 2015)

10.7	Loan Agreement by and between the Moxian Technologies (Shenzhen) Co., Ltd., and Shenzhen Bayi Consulting Co. Ltd. dated June 30, 2015 (incorporated by reference herein to Exhibit 10.7 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 22, 2015)

10.8	Loan Agreement by and between Moxian Technologies (Shenzhen) Co., Ltd., and Shenzhen Bayi Consulting Co. Ltd. dated September 30, 2015 (incorporated by reference herein to Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 22, 2015)

10.9	Exclusive Business Cooperation Agreement, dated July 15, 2014(incorporated by reference herein to Exhibit 10.3 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 31, 2014)

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10.10	Loan Agreement, dated July 15, 2014 (incorporated by reference herein to Exhibit 10.4 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 31, 2014)

10.11	Share Pledge Agreement, dated July 15, 2014 (incorporated by reference herein to Exhibit 10.5 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 31, 2014)

10.12	Exclusive Option Agreement, dated July 15, 2014 (incorporated by reference herein to Exhibit 10.7 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 31, 2014)

10.13	Moxian Technologies (Shenzhen) Co., Ltd. Oracle Product Supply Contract, by and between Moxian Technologies (Shenzhen) Co., Ltd. and Guangzou SIE Consulting Co., Ltd., dated April 27, 2015

10.14	Share Cancellation Agreement by and among Moxian, Inc, and each of Good Eastern Investments Holdings, Moxian China Limited and Stellar Elite Limited, dated February 22, 2016.*

10.15	Independent Director Agreement by and between Moxian, Inc and Yang Nan, dated January 1, 2016*

10.16	Independent Director Agreement by and between Moxian, Inc and Liew Kwong Yeow, dated January 1, 2016*

10.17	Lease Agreement by and between Moxian Technologies (Shenzhen) Co., Ltd. and Cai Bingquan, dated July 22, 2015

10.18	Lease Agreement by and between Shenzhen Moyi Technologies Co., Ltd. and Shenzhen Kingkey Banner Business Management Co., Ltd., dated September 1, 2011.

10.19	Lease Agreement by and between Moxian Malaysia SDN BHD and MVC Centrepoint South SDN BHD, dated April 18, 2013

10.20	Lease Agreement by and between Moxian Technologies (Beijing) Co., Ltd. and Beijing Zhongjia Real Estate Broker Co., Ltd., dated August 27, 2015

10.21	Director Agreement by and between Moxian, Inc and Hao Qing Hu, dated January 1, 2016*

14.1	Code of Ethics of Moxian, Inc. Applicable To Directors, Officers And Employees*

21	Subsidiaries of Moxian ( incorporated by reference herein to the Company’s Annual Report on Form 10-K filed with the SEC on December 22, 2015)

23.1	Consent of Dominic K.F. Chan & Co.

23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)*

24	Power of Attorney (included on signature page to this registration statement)

*	To be filed by amendment.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)          For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)          For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(4)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6)          That, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(7)          That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, Guangdong Province, China, on March 16, 2016.

MOXIAN, INC.

By:	/s/ James Mengdong Tan
Name:	James Mengdong Tan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Mengdong Tan his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ James Mengdong Tan	President, Chief Executive Officer,	March 16, 2016
James Mengdong Tan	Chief Financial Officer and Director (Principal Executive Officer, Principal Accounting and Financial Officer)

/s/ Liew Kwong Yeow	Independent Director	March 16, 2016
Liew Kwong Yeow

/s/ Hao Qing Hu	Director	March 16, 2016
Hao Qing Hu

/s/ Yang Nan	Independent Director	March 16, 2016
Yang Nan

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